UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
___________________________

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Atmus Filtration Technologies Inc.
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

2026 PROXY STATEMENT | 2

Invitation to 2026 Annual Meeting of Stockholders

Dear Fellow Stockholder:

We are pleased to invite you to join us, our Board of Directors, executive officers, associates and other stockholders at Atmus' 2026 Annual Meeting of Stockholders. The attached notice of our 2026 Annual Meeting of Stockholders and Proxy Statement, which we are providing to stockholders beginning on March 30, 2026, contain details of the stockholder business to be conducted at the meeting.

A Year of Strong Performance and Momentum at Atmus
2025 was a defining year for Atmus. We delivered strong performance in the face of challenging global markets, while completing our transition to full operational independence and advancing the strategy we set as a newly public company. These results are a direct reflection of our people – their expertise, dedication and relentless commitment to delivering premium, trusted filtration solutions to our customers every day.

What did we accomplish in 2025?
Delivered strong financial results and executed our growth strategy
· Delivered 5.7% organic growth in 2025, building on the momentum we created in our first full year as an independent public company, with the benefits of pricing actions and share gains more than offsetting market headwinds.

· Disciplined execution led to reporting $353.5 million of Adjusted EBITDA, growth of 7.3% compared to prior year. This result reflects growth from our customer focus, cost reductions through the continued execution of our supply chain transformation and effective mitigation of tariffs by our team.

· Delivered value to shareholders through a consistent and deliberate approach to capital allocation. We invested in growth, both organic and inorganic, as our priority. We returned $78 million to shareholders through dividends of $17 million and share repurchases of $61 million.
Expansion into Industrial Filtration
· Announced the definitive agreement to acquire Koch Filter in December 2025 and closed the acquisition in early January 2026. As part of this acquisition, we entered into an Amended and Restated $1.5 billion Credit Agreement. This acquisition marks a significant milestone for Atmus by establishing its industrial air filtration platform and providing access to an existing customer base across attractive and growing end markets, including commercial and industrial HVAC, data centers and power generation.

Completed our separation and transformed our supply chain
· Completed our multi-year separation from Cummins and achieved operational independence, gaining direct control of our systems, processes and global distribution network so we can serve customers with greater speed, reliability and consistency.

· Continued our supply chain transformation, operating Atmus controlled distribution centers around the world that bring us closer to customers, improve product availability and reduce backorders.

· These steps deliver on the third pillar of our strategy – transforming our supply chain – and strengthen our ability to deliver with excellence in any market environment.

Invested in our people, culture and purpose
· In 2025, we continued to embed “The Atmus Way” – how we live and lead at Atmus – bringing our purpose, values and behaviors to life through the everyday actions of our people.

· Achieved the milestone of two years without a serious injury and reduced recordable injuries by 35% to achieve a total recordable incident rate of 0.67, reflecting our Safety Motivated mindset and our value to show caring for one another. This achievement also reinforces just how much safety is embedded in our company culture.

· Expanded leadership development through programs such as our Executive Development Program and Leadership Foundations and continued to build an inclusive culture and workplace for our employees around the world.

· Published our first Sustainability Report highlighting the many ways our teams are creating a better future by protecting what is important for our people, our customers and our communities.

· Our culture is anchored in our values – Build Trust. Be Inclusive. Have Courage. Show Caring. We believe this people-first mindset is essential to unlocking our full potential.

Together, these achievements reflect disciplined execution of our strategy: growing share in first fit in our core markets, accelerating profitable growth in the aftermarket, transforming our supply chain and expanding into industrial filtration markets. We believe this clear strategy, combined with our strong culture and purpose, positions Atmus well for the years ahead.
Our commitment to governance and shareholder engagement
As we enter the first full year operating under our enhanced governance framework, we are demonstrating that shareholder input meaningfully shapes our direction. In our first year as an independent public company, investors expressed clear views regarding certain governance provisions. We took that feedback seriously and implemented thoughtful changes in year two to strengthen alignment and accountability. This year begins the transition to a fully declassified Board by 2028. We remain committed to evolving our governance practices in line with shareholder expectations and recognized best practices, reinforcing our focus on transparency, oversight and long-term value creation.
On behalf of the Board of Directors and the entire Atmus leadership team, thank you for your continued investment in and support of Atmus. We are proud of what we accomplished together in 2025 and are energized by the opportunities ahead to continue creating a better future by protecting what is important.

Steph Disher	Steve Macadam
Chief Executive Officer	Chair of the Board

*For a reconciliation of non-GAAP performance measures to the most directly comparable financial measures calculated in accordance with U.S. GAAP, see Appendix A.
2026 PROXY STATEMENT | 4

DATE
May 12, 2026

TIME
8:30 a.m. Central Time

RECORD DATE
March 23, 2026

VOTING

BY THE INTERNET
Visit the website noted on your proxy card to vote online

BY TELEPHONE
Use the toll-free telephone number on your proxy card to vote by telephone

BY MAIL
Sign, date, and return your proxy card in the enclosed envelope to vote by mail.

Notice of 2026 Annual Meeting of Stockholders
NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of the Stockholders (the “Annual Meeting”) of Atmus Filtration Technologies Inc. will be held virtually on May 12, 2026, at 8:30 a.m. Central Time, at
www.virtualshareholdermeeting.com/ATMU2026.
The Annual Meeting will be held for the following purposes:

1	to elect the four director nominees named in the attached Proxy Statement to serve for one-year terms expiring in 2027;
2	to consider an advisory vote to approve the compensation of our named executive officers;
3	to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2026; and
4	to transact any other business that may properly come before the meeting or any adjournment thereof.
The Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically. We believe a virtual meeting allows broader access by our stockholders and other parties without restricting participation, while also reducing the environmental impact and cost of conducting the meeting.

To attend and vote during the Annual Meeting, please visit www.virtualshareholdermeeting.com/ATMU2026 (the “Annual Meeting Website”) and enter the control number found on your proxy card or voting instruction form (the “Control Number”). You may vote your shares and submit your questions during the Annual Meeting by entering your Control Number and following the instructions that are also available on the Annual Meeting Website. Your vote is important to us. Even if you plan on attending the Annual Meeting, we urge you to vote and submit your proxy in advance using one of the methods described in the accompanying proxy materials.
Only stockholders of record at the close of business on March 23, 2026, are entitled to notice of and to vote at the Annual Meeting.

A notice of Internet availability of proxy materials, or a Proxy Statement, proxy card and Annual Report, are first being sent to stockholders on or about March 30, 2026.

By Order of the Board of Directors

Laura Heltebran
Senior Vice President, Chief Legal Officer & Corporate Secretary

TABLE OF CONTENTS

7	Proxy Statement for 2026 Annual Meeting of Stockholders
8	PROXY STATEMENT SUMMARY AND HIGHLIGHTS
8	Meeting Information
8	Meeting Agenda and Voting Matters
9	Company Overview and Business Highlights
9	Our Director Nominees
9	Our Directors Continuing in Office
10	Board Independence and Diversity
10	Governance Highlights
11	Executive Compensation Highlights
13	ABOUT THE MEETING
16	Proposal 1 – Election of Directors
17	Diversity of Skills and Expertise
18	Nominees for Terms Ending in 2027
18	Directors Continuing in Office
26	CORPORATE GOVERNANCE
26	Director Independence
26	Board Composition
26	Board Leadership Structure
26	Board Risk Oversight
27	Board Diversity
27	Board Evaluation Process
27	Director Candidates and Nominations
27	Board and Committee Meetings
28	Talent Management and Compensation Committee Interlocks and Insider Participation
27	Communication with the Board of Directors
29	Code of Conduct
29	Corporate Governance Principles
29	Transactions with Related Parties
30	EXECUTIVE AND DIRECTOR COMPENSATION
30	Board of Director Compensation for 2025
31	Compensation Discussion and Analysis
42	Compensation Tables
53	Pay Versus Performance
56	Talent Management and Compensation Committee Report
57	Proposal 2 – Advisory Vote to Approve Executive Compensation
58	AUDIT
58	Proposal 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm
58	Pre-Approval of Audit and Non-Audit Services
58	Audit Fees, Audit-Related Fees and All Other Fees
59	Audit Committee Report
60	OTHER IMPORTANT INFORMATION
60	Equity Plan Compensation Information
60	Security Ownership of Certain Beneficial Owners, Directors and Management
61	Section 16(A) Beneficial Ownership Reporting Compliance
62	Stockholder Proposals
62	Reduce Duplicate Mailings
63	APPENDIX A
2026 PROXY STATEMENT | 6

PROXY STATEMENT FOR 2026 ANNUAL MEETING OF STOCKHOLDERS
This Proxy Statement contains information about the 2026 annual meeting of stockholders (the “Annual Meeting”) of Atmus Filtration Technologies Inc. (the “Company”, “Atmus”, “ATMU”, “we”, and “our”). The Company is providing proxy materials to solicit proxies on behalf of Atmus’ Board of Directors (the “Board of Directors” or the “Board”). We are sending certain stockholders a Notice of Internet Availability of Proxy Materials (“Notice”) on or about March 30, 2026. The Notice includes instructions on how to access the Proxy Statement and 2025 Annual Report to Stockholders online. Stockholders who have previously requested a printed or electronic copy of the proxy materials will continue to receive such a copy of the proxy materials, which will be sent on or about March 30, 2026. See the About the Meeting section of this Proxy Statement for additional information.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 12, 2026. This Notice of Annual Meeting, Proxy Statement and 2025 Annual Report on Form 10-K are available at www.proxyvote.com.
Forward Looking Statements
This Proxy Statement contains certain forward-looking statements about future events and results identified by words such as “will,” “expect,” “goals,” and similar words. Those statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected, expressed, or implied. Those risk factors are described in our 2025 Form 10-K and other reports filed with the Securities and Exchange Commission (the “SEC”).
2026 PROXY STATEMENT | 7

PROXY STATEMENT SUMMARY AND HIGHLIGHTS
This summary highlights selected information contained in this Proxy Statement but does not contain all the information you should consider when casting your vote. We urge you to read the entire Proxy Statement before you vote.

MEETING INFORMATION

Date: May 12, 2026	Time: 8:30 a.m. Central Daylight Time
Virtual Meeting Site: www.virtualshareholdermeeting.com/ATMU2026	Who Can Vote: Stockholders of record at the close of business on March 23, 2026

MEETING AGENDA AND VOTING MATTERS
PROPOSALS YOU ARE ASKED TO VOTE ON

	Proposal	Board’s Voting Recommendation	Page Reference
1.	Election of the four director nominees to serve for a one-year term expiring in 2027	“FOR” Each Nominee	16
2.	Advisory vote to approve the 2025 compensation of our named executive officers	“FOR”	57
3.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2026	“FOR”	58
4.	Such other business that may properly come before the meeting and any postponement and adjournments thereof	“FOR”

2026 PROXY STATEMENT | 8

COMPANY OVERVIEW AND BUSINESS HIGHLIGHTS
Atmus is one of the global leaders of filtration products for on-highway commercial vehicles and off-highway agriculture, construction, mining and power generation vehicles and equipment. We design and manufacture advanced filtration products, principally under the Fleetguard brand, that enable lower emissions and provide superior asset protection.
On February 5, 2026, the Board appointed Heath Sharp as a director of the Company and determined Mr. Sharp qualifies as an “independent director” for purposes of the New York Stock Exchange listing standards. Mr. Sharp serves as a Class III director with a term expiring at the 2026 Annual Meeting. In connection with his appointment, the Board increased its size from seven to eight directors.

In 2025, we delivered strong performance in the face of challenging global markets, while completing our transition to full operational independence and advancing the strategy we set as a newly public company. With a solid balance sheet and liquidity, we continue to be well-positioned to fund investments to drive growth and stockholder value creation. The following are only selected measures of Company performance. For complete financial information, please see our audited financial statements included in our 2025 Annual Report to Stockholders.

Atmus 2025 FY results (in millions)	$1,764	$158	$354
	Sales	Adj. free cash flow	Adj. EBITDA*

	*For a reconciliation of non-GAAP performance measures to the most directly comparable financial measures calculated in accordance with U.S. GAAP, see Appendix A.

2026 PROXY STATEMENT | 9

OUR DIRECTOR NOMINEES
The following table provides summary information about our director nominees:

Name	Age	Appointed	AC	TMCC	NGC
Stephanie J. Disher Chief Executive Officer, Atmus	50	2022
Diego Donoso Retired President of Packaging & Specialty Plastics of Dow Inc.	59	2024
Heath Sharp Chief Executive Officer, Reliance Worldwide Corporation	58	2026
Stuart A. Taylor II Chief Executive Officer, The Taylor Group LLC	65	2024			Chair

* On May 20, 2025, the stockholders of the Company approved amending and restating the Company's Amended and Restated Certificate of Incorporation (as amended, our "Charter") to declassify the Board of Directors and phase-in annual director elections. As a result, each director nominee set forth above who is elected will serve for a one-year term expiring in 2027.

OUR DIRECTORS CONTINUING IN OFFICE
The following table provides summary information about our directors continuing in office:
Terms expiring in 2027

Name	Age	Appointed	AC	TMCC	NGC
Gretchen R. Haggerty Retired Chief Financial Officer of U.S. Steel Corporation	70	2022	Chair
Jane A. Leipold President of JAL Executive HR Consulting, LLC	65	2022		Chair
Terms expiring in 2028

Name	Age	Appointed	AC	TMCC	NGC
R. Edwin Bennett Retired Vice Chair — Operations and Chief Operating Officer of Ernst & Young	64	2022
Stephen E. Macadam Retired Chief Executive Officer and President of EnPro Industries, Inc.	65	2022
Member

AC =     Audit Committee
TMCC =     Talent Management and Compensation Committee
NGC =     Nominating and Governance Committee
2026 PROXY STATEMENT | 10

BOARD INDEPENDENCE AND DIVERSITY
The Company has nominated highly qualified, independent leaders to serve on its Board of Directors. We believe that directors with different attributes, skills, experiences, and backgrounds create an effective Board focused on the long-term goals and needs of the Company’s stockholders and other stakeholders.

Average Age of 62	Gender Diversity 3 of 8 Board members identify as female
Independence 7 of 8 Board members are independent directors	Racial/Ethnicity Diversity 2 of 8 Board members are racially and/or ethnically diverse

GOVERNANCE HIGHLIGHTS
Our commitment to good corporate governance stems from our belief that a strong governance framework creates long-term value for our stockholders, strengthens Board and management accountability, and builds trust in the Company and its brand. Our governance framework includes, but is not limited to, the following highlights:

Independent Board Chair	Supermajority independent Board
Board and committee self-evaluation	Detailed strategy and risk oversight by Board and its committees
Robust clawback policy for executive compensation plans	Director orientation and continuing education
Mandatory retirement age	Annual assessment of Board leadership structure
All committee chairs and committee members are independent	Stock ownership guidelines for directors and executive officers
Prohibitions on hedging and pledging of Company stock	Stockholders not subject to supermajority voting requirement to remove directors
Fully declassified board beginning in 2028	Future amendments to our Charter require only affirmative vote of the holders of a majority of our outstanding common stock as provided under applicable law

2026 PROXY STATEMENT | 11

EXECUTIVE COMPENSATION HIGHLIGHTS
Our long-term success depends on our ability to attract, motivate, focus and retain highly talented individuals committed to Atmus’ vision, strategy and corporate culture. To that end, our executive compensation program is designed to link our executives’ pay to their individual performance, to Atmus’ annual and long-term performance and to successful execution of Atmus’ business strategies. Atmus’ salary levels and incentive targets are intended to recognize individual performance and market pay levels. The Atmus compensation philosophy rewards executives for achieving financial objectives and building long-term value for stockholders and other stakeholders.

Executive Compensation Elements

Compensation Element	Form of Payment	Performance Metrics	Rationale
Base Salary	Cash	Individual Performance	Market-based to attract and retain skilled executives. Designed to recognize scope of responsibility, individual performance and experience.
Annual Bonus	Cash	100% Adjusted EBITDA	Rewards operational performance
Long-Term Incentive Compensation	Restricted stock units (RSUs) (30%) and Performance stock units (PSUs) (70%)	Return on Invested Capital (ROIC), weighted at 50% and Adjusted EBITDA, weighted at 50% over a three-year period	ROIC and Adjusted EBITDA provide an incentive for profitable growth and correlate well with stockholder value.

TARGET TOTAL DIRECT COMPENSATION MIX — 2025

2026 PROXY STATEMENT | 12

ABOUT THE MEETING
Why am I Receiving These Proxy Materials?
You have received these proxy materials because you were an Atmus stockholder of record as of March 23, 2026 (the “Record Date”), and Atmus’ Board of Directors is soliciting your authority (or proxy) to vote your shares at the Annual Meeting. This Proxy Statement includes information that we are required to provide to you under SEC rules and is designed to assist you in voting your shares.
Who Pays for the Cost of Proxy Solicitation?
The Company will pay the cost of soliciting proxies on behalf of the Board of Directors. Our directors, officers and other employees may solicit proxies by mail, personal interview, telephone or electronic communication. None of them will receive any special compensation for these efforts.
When Was the Record Date, and Who Is Entitled to Vote?
The Board of Directors set March 23, 2026, as the Record Date for the Annual Meeting. Holders of Atmus common stock as of the Record Date are entitled to one vote per share. As of the Record Date, there were 81,672,428 shares of Atmus common stock outstanding.
A list of all registered stockholders as of the Record Date will be available for examination by stockholders during normal business hours at 26 Century Boulevard, Suite 500, Nashville, Tennessee 37214 at least five business days prior to the Annual Meeting.
How Can I Attend the Annual Meeting?
The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were an Atmus stockholder as of the close of business on the Record Date or if you hold a valid proxy for the Annual Meeting. There is no physical location for this meeting. You can attend the Annual Meeting online, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ATMU2026. Please follow the registration instructions outlined below.
The online meeting will begin promptly at 8:30 a.m., Central Daylight Time. We encourage you to access the meeting website prior to the start time to provide ample time for check-in.
What is the Quorum Requirement for the Annual Meeting?
A quorum of stockholders is necessary to hold a valid meeting. Holders of at least a majority of the votes entitled to be cast at the meeting must be present in person or by proxy at the Annual Meeting to constitute a quorum. Abstentions and shares represented by broker non-votes that are present and entitled to vote at the Annual Meeting on any matter will be counted as present for establishing a quorum.

How Do I Vote Before the Meeting?
If you are a registered stockholder, which means you hold your shares in certificate form or through an account with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you have three options for voting before the Annual Meeting:
•Over the internet, at proxyvote.com, by following the instructions on the Notice or proxy card;
•By telephone, by dialing 1-800-690-6903; or
•By completing, dating, signing and returning a proxy card by mail.
If your valid proxy is received by internet, telephone or mail, before the Annual Meeting, your shares will be voted at the Annual Meeting in accordance with your instructions.
If you are a beneficial holder, meaning you hold your shares in “street name” through an account with a bank or broker, your ability to vote over the internet or by telephone depends on the voting procedures of your bank or broker. Please follow the directions on the voting instruction form provided by your bank or broker.
Can I Vote at the Meeting?
Yes, if you owned shares on the Record Date. If you attend the Annual Meeting, shares held directly in your name as the stockholder of record may be voted by entering the 16-digit control number found on your proxy card or Notice when you log into the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you vote in advance, as described above under “How Do I Vote Before the Meeting?” so that your vote will be counted if you later decide not to attend the Annual Meeting.
Shares held in “street name” through a brokerage account or by a broker, bank or other nominee may be voted at the Meeting by entering the 16-digit control number found on your voter instruction form when you log into the Annual Meeting.
May I Revoke My Proxy and/or Change My Vote?
Yes. You may revoke your proxy and/or change your vote by:
•Signing another proxy card with a later date and delivering it to us before the Annual Meeting;
2026 PROXY STATEMENT | 13

•Voting again over the internet or by telephone prior to 11:59 p.m., Eastern Daylight Time, on May 11, 2026;
•Voting during the Annual Meeting before the polls close using your 16-digit control number; or
•Notifying the Company’s Assistant Corporate Secretary in writing before the Annual Meeting that you revoke your proxy.
What if I Sign and Return My Proxy but Do Not Provide Voting Instructions?
Proxies that are signed, dated and returned but do not contain voting instructions will be voted:
•"For" the election of each of the four named director nominees for one-year terms expiring in 2027;
•“For” the advisory vote to approve executive compensation;
•“For” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2026; and
•On any other matters properly brought before the Annual Meeting, in accordance with the best judgment of the named proxies.
Will My Shares be Voted if I Do Not Provide a Proxy or Voting Instruction Form?
If you are a registered stockholder and do not provide a proxy by voting over the internet, by telephone or by signing and returning a proxy card, you must attend the Annual Meeting to vote.
If you hold shares through an account with a bank or broker, the voting of the shares by the bank or broker when you do not provide voting instructions is governed by the rules of the NYSE. These rules allow banks and brokers to vote shares in their discretion on “routine” matters for which their customers do not provide voting instructions. On matters considered “non-routine,” banks and brokers may not vote shares without your instruction. Shares that banks and brokers are not authorized to vote are referred to as “broker non-votes.”
The ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2026 is considered a routine matter. Accordingly, banks and brokers may vote shares on this proposal without your instructions, and there will be no broker non-votes with respect to this proposal.
The other proposals will be considered non-routine, and banks and brokers therefore cannot vote shares on those proposals without your instructions. Please note that if you want your vote to be counted on those proposals, including the election of directors, you must instruct your bank or broker how to vote your shares. If you do not provide voting instructions, no votes will be cast on your behalf with respect to those proposals.
What Is the Voting Standard for Each Annual Meeting Agenda Item?

	Agenda Item	Voting Standard	Effect of Withheld Votes or Abstentions	Effect of Broker Non-Votes
1.	Election of 4 directors	Plurality of Votes Cast	None	None
2.	Advisory Vote to Approve Executive Compensation	Majority of Votes Cast	None	None
3.	Ratification of the Appointment of Independent Registered Public Accounting Firm for 2026	Majority of Votes Cast	None	None
•Election of Directors: As allowed under Delaware law and as set forth in the Company’s bylaws, the election of directors is to be decided by a plurality vote of the Atmus common stock present or represented by proxy and entitled to vote at the Annual Meeting. Under plurality voting, director nominees are elected by a plurality of the votes cast, meaning that the nominees with the most affirmative votes are elected to fill the available seats up to the maximum number of directors to be elected.
What Does it Mean if I Receive More Than One Notice, Proxy Card or Voting Instruction Form?
This means that your shares are registered in different names or held in more than one account. To ensure that all shares are voted, please vote each account over the internet or by telephone, or sign and return by mail all proxy cards and voting instruction forms. We encourage you to register all shares in the same name and address by contacting our transfer agent, Broadridge Corporate Issuer Solutions, Inc., at 1-844-998-0339. If you hold your shares through an account with a bank or broker, you should contact your bank or broker to request consolidation.
Can I Ask Questions at The Meeting?
Yes. As part of the Annual Meeting, we will hold a question-and-answer session, which will include questions submitted both live and prior to the Annual Meeting. You may submit a question before the Annual Meeting at www.virtualshareholdermeeting.com/ATMU2026 after logging in with your 16-digit control number until the day before the Annual Meeting. Alternatively, you will be able to submit questions live during the Annual Meeting by accessing the Annual Meeting at www.virtualshareholdermeeting.com/ATMU2026 using your 16-digit control number. Questions pertinent to meeting matters will be answered during the meeting, subject to time limitations.

2026 PROXY STATEMENT | 14

Where and When Will I Be Able to Find the Voting Results?
You can find the official results of the voting at the Annual Meeting in our Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.
2026 PROXY STATEMENT | 15

PROPOSAL 1 – ELECTION OF DIRECTORS
The Board of Directors recommends a vote "FOR" each of the director nominees for a one-year term expiring in 2027
Prior to 2026, the Board was divided into three classes, with the terms of office of each class ending in successive years. In 2025, the Board and our stockholders approved amending and restating our Amended and Restated Certificate of Incorporation to declassify the Board. The terms of directors Stephanie J. Disher, Diego Donoso, Heath Sharp and Stuart A. Taylor II will expire at the Annual Meeting, and the Board has nominated each of them to serve an additional one-year term expiring at the 2027 annual meeting of stockholders. If elected, the nominees would serve until the expiration of their terms and until their successors have been elected and qualified. Proxies cannot be voted for more than four nominees. Should any one or more of the nominees become unable or unwilling to serve (which is not expected), the proxies, unless marked to the contrary, will be voted for such other person or persons as the Board may recommend. Beginning in 2028, the full Board will stand for annual election.
The election of directors is to be decided by a plurality vote of the Atmus common stock present or represented by proxy and entitled to vote at the Annual Meeting. Under plurality voting, the director nominees with the most affirmative votes are elected to fill the available seats up to the maximum number of directors to be elected. You may vote for all the director nominees, withhold authority to vote your shares for all the director nominees or withhold authority to vote your shares with respect to any one or more of the director nominees. Withholding authority to vote your shares with respect to one or more director nominees will have no effect on the election of those nominees.
2026 PROXY STATEMENT | 16

DIVERSITY OF SKILLS AND EXPERTISE
To assist with candidate assessment, our Nominating and Governance Committee (the “Governance Committee”) utilizes a matrix, which is reviewed annually, of the relevant attributes, skills and experiences that evolve with the Company’s business and strategy. With this in mind, the Board, led by the Governance Committee chair, identified the following attributes, skills and experiences as most relevant for the Company’s Board at this time:

Executive Leadership Leadership experience, including through service in public and private company executive roles or leadership	Public Company Board Experience Insight overseeing and leading public companies and strategies for building partnerships with different customers and stakeholders
8 out of 8	7 out of 8

Global Experience
Experience in, and exposure to, operating within complex business environments and diverse markets; engaging with international stakeholders; and navigating global regulatory regimes and frameworks
Financial and Accounting Expertise Understanding or overseeing financial reporting, disclosure controls and internal controls
8 out of 8	7 out of 8

M&A/Business Development Experience developing and implementing operating plans and business strategy	Human Capital Expertise Experience managing a human resources or compensation function
8 out of 8	1 out of 8

Dealers/Distributors Experience Leadership experience with dealers and distributors as an important part of the value chain	Cybersecurity, Technology and Innovation Experience Knowledge or experience with technology innovations, digital solutions, innovative business models, data analytics, and cybersecurity risks
5 out of 8	1 out of 8

Attributes, Skills and Experiences
Executive Leadership	•	•	•	•	•	•	•	•
Public Company Board Experience	•	•	•	•		•	•	•
Global Experience	•	•	•	•	•	•	•	•
Financial and Accounting Expertise	•	•	•	•		•	•	•
M&A/Business Development	•	•	•	•	•	•	•	•
Dealers/Distributors		•	•			•	•	•
Cybersecurity, Technology and Innovation Experience	•
Human Capital Expertise					•
2026 PROXY STATEMENT | 17

NOMINEES FOR TERMS ENDING IN 2027

STEPHANIE J. DISHER CEO and Director Age: 50 Director since: 2022 Term Expires 2026
Ms. Disher currently serves as Atmus’ Chief Executive Officer ("CEO") and a Director on Atmus' Board of Directors. Ms. Disher led the successful initial public offering of Atmus, which occurred in May 2023, and since then has led Atmus as its CEO. Ms. Disher previously served as Vice President of Cummins Inc. ("Cummins") and President of Cummins Filtration Inc. Prior to that role, Ms. Disher served in various leadership roles, since joining Cummins in 2013, including as Managing Director for Cummins in the South Pacific region. Prior to her career with Cummins, Ms. Disher held senior leadership roles with BP plc for thirteen years. Ms. Disher holds a Bachelor’s degree in Commerce from the University of Western Sydney and a Master of Business Administration from the University of Melbourne.
Ms. Disher was appointed to the IDEX (NYSE: IEX) Board of Directors in February 2025 where she serves on the Nominating and Corporate Governance Committee.

Attributes and Skills:
Executive Leadership Public Company Board Experience
Global Experience
Financial and Accounting Expertise
M&A/Business Development
Dealers/Distributors

Key Contributions to the Board:
•Extensive experience in the industry and global leadership
•International leadership experience
•Strategic capability
•Commercial capability, including deep finance expertise

2026 PROXY STATEMENT | 18

DIEGO DONOSO Independent Director Age: 59 Director since: 2024 Term Expires 2026 Board Committees: Audit, Nominating and Governance
Mr. Donoso retired in April 2023 from Dow Inc. (“Dow”), an American multinational materials science company. From 2012 until his retirement, Mr. Donoso served as President of Packaging & Specialty Plastics (“P&SP”), one of three operating segments of Dow, which consisted of two integrated global businesses: Hydrocarbons and Packaging and Specialty Plastics. Mr. Donoso began his career with Dow more than 30 years ago when he joined Dow as a trainee in the commercial department in São Paulo, Brazil. Over the next 20 years, Mr. Donoso served in numerous business and commercial leadership positions for Dow’s resins and plastics franchise in both Latin America and Europe. In 2010, Mr. Donoso was appointed President of Dow Japan and Korea based in Tokyo, Japan, and, in 2012, transferred to Dow’s corporate headquarters in Midland, Michigan and was promoted to President of P&SP later that year. Mr. Donoso previously served as a director of GrafTech International Ltd. (NYSE: EAF), a manufacturer of graphite electrodes and petroleum coke from 2023 until 2025. Mr. Donoso earned his Bachelor of Science in Marketing and International Business from Babson College.

Attributes and Skills:
Executive Leadership
Public Company Board Experience
Global Experience
Financial and Accounting Expertise
M&A/Business Development
Dealers/Distributors

Key Contributions to the Board: •Significant executive leadership experience •Broad-based and valuable insights on business development •Deep experience with international business issues
2026 PROXY STATEMENT | 19

HEATH SHARP Independent Director Age: 58 Director since: 2026 Term Expires 2026 Board Committees: Audit, Nominating and Governance
Mr. Sharp is the CEO of Reliance Worldwide Corporation (ASX: RWC), an Australian publicly listed manufacturing company focused on water flow, control, and monitoring products for plumbing and heating. Since 2015, Mr. Sharp has led RWC’s transformation from a regionally focused manufacturer into a global, publicly listed leader in water control systems and plumbing solutions. Over his tenure as CEO, Mr. Sharp has overseen multiple strategic acquisitions—including John Guest, EZ-Flo and Holman—driving global expansion, enhancing RWC’s distribution footprint, and creating cross-market product synergies. A mechanical engineer by training, Heath joined RWC in 1990 and has held key leadership roles across Australia, the U.S., and the U.K., giving him operational depth and cultural fluency in multiple markets. Mr. Sharp has served as the Managing Director on the board of directors of RWC since 2016. Mr. Sharp has extensive experience working with public company boards, institutional investors, and global teams and his international experience gives him a nuanced understanding of global markets and regulatory environments. Mr. Sharp earned a Bachelor of Mechanical Engineering from the University of Southern Queensland.

Attributes and Skills:
Executive Leadership
Public Company Board Experience
Global Experience
Financial and Accounting Expertise
M&A/Business Development
Dealers/Distributors

Key Contributions to the Board:
•Significant experience and knowledge in the areas of executive leadership, international operations, mergers and acquisitions, business re-orientation, industrial products manufacturing, product distribution and procurement, and finance and accounting gained through experience as a CEO
•Significant experience gained from service on the board of directors of other publicly-traded companies

2026 PROXY STATEMENT | 20

STUART A. TAYLOR II Independent Director Age: 65 Director since: 2024 Term Expires 2026 Board Committees: Talent Management and Compensation, Nominating and Governance (Chair)
Mr. Taylor is the President of The Taylor Group LLC, a non-traditional private equity firm focused on investing in private companies in partnership with high potential entrepreneurs. He previously held positions as senior managing director at Bear, Stearns & Co. Inc. (1999–2001) and managing director of CIBC World Markets and head of its Global Automotive Group and Capital Goods Group (1996–1999). He also served as managing director of the Automotive Industry Group at Bankers Trust (1993–1996), following a 10-year position in corporate finance at Morgan Stanley. Mr. Taylor has served as a director of Wabash National Corporation (NYSE: WNC), a manufacturer of motor vehicle parts, since 2019, where he chairs the finance committee and serves as a member of the audit committee; and Ball Corporation (NYSE: BALL), a manufacturer of metal products, since 1999, where he serves as chair of the board, chairs the nominating and corporate governance committee and is a member of the human resources committee. Mr. Taylor previously served as director of Hillenbrand Industries Inc. (NYSE: HI), a global industrial company, from 2008 until 2025; and Essendant Inc., formerly known as United Stationers Inc., a wholesale distributor of business products, from 2011 until 2019. Mr. Taylor earned his Bachelor of Arts from Yale University and his Master of Business Administration from Harvard University.

Attributes and Skills:
Executive Leadership
Public Company Board Experience
Global Experience
Financial and Accounting Expertise
M&A/Business Development
Dealers and Distributors

Key Contributions to the Board:
•Experience and knowledge in the areas of executive leadership, mergers and acquisitions, developing talent and diversity and inclusion
•Significant experience gained from service on the board of directors of other publicly-traded companies

2026 PROXY STATEMENT | 21

DIRECTORS CONTINUING IN OFFICE

R. EDWIN BENNETT Independent Director Age: 64 Director since: 2022 Term Expires 2028 Board Committees: Audit and Nominating and Governance
Mr. Bennett retired from Ernst & Young ("EY") in September 2021 after a 38-year career as a professional services partner and senior business leader. Mr. Bennett served in many senior leadership roles at EY, most recently as the Vice Chair — Operations and Chief Operating Officer from 2015 through 2021. Prior to that role, Mr. Bennett served as EY’s Deputy Vice Chair and Chief Operating Officer — Consulting Services. Mr. Bennett was appointed to the Perella Weinberg Partners LP (NASDAQ: PWP) Board of Directors in July 2025 where he serves on the Audit Committee and Compensation Committee. Mr. Bennett serves as a strategic advisor to Arkestro, Inc.("Arkestro") and is a member of its Executive Advisory Board, which is focused on enhancing customer experiences, driving business value and accelerating transformation. Prior to Arkestro, Mr. Bennett provided strategic advice to ServiceNow. Mr. Bennett earned his Bachelor of Science in Accounting from the University of Georgia and is a Certified Public Accountant. Mr. Bennett also completed the Executive Leadership Program at the Kellogg School of Management and the Global Executive Leadership Program at Harvard Business School.

Attributes and Skills:
Executive Leadership
Public Company Experience
Global Experience
Financial and Accounting Expertise
M&A/Business Development
    Cybersecurity, Technology and Innovation Experience

Key Contributions to the Board:
•Extensive leadership experience developed as lead of global operations of one of the world’s largest consulting organizations
•Deep accounting and cyber acumen
•Experience advising other public companies

2026 PROXY STATEMENT | 22

STEPHEN E. MACADAM Independent Director and Chair of the Board of Directors Age: 65 Director since: 2022 Term Expires 2028 Board Committees: Nominating and Governance, Talent Management and Compensation
Mr. Macadam served as Vice Chairman of EnPro Inc. (formerly known as EnPro Industries, Inc.), a diversified manufacturer of industrial products (“EnPro”), from August 2019 to February 2020. From April 2008 until his retirement in July 2019, he served as Chief Executive Officer and President of EnPro. From October 2005 to March 2008, he was Chief Executive Officer of BlueLinx Inc., the largest building products distribution company in North America at that time. From August 2001 to September 2005, he served as President and CEO of Consolidated Container Company, LLC. Prior to that position, Mr. Macadam held senior leadership positions at Georgia-Pacific Corporation and was a partner at McKinsey & Company. Mr. Macadam has served as a director of Louisiana-Pacific Corp. (NYSE: LPX) since February 2019, where he is the chair of the compensation committee and a member of the governance and corporate responsibility committee. He has served as a director of Sleep Number Corporation (NASDAQ: SNBR) since November 2023, where he is a member of the corporate governance committee and the chair of the audit committee. From February 2020 until November 2023, Mr. Macadam served as a director of Veritiv Corporation (NYSE: VRTV), where he served as chairman of the board of directors from September 2020 to November 2023. From 2016 until January 2023, Mr. Macadam served as a director of Valvoline Inc. (NYSE: VVV), where he was a member of the compensation committee and the governance and nominating committee. Previously, Mr. Macadam also served as a director of EnPro (NYSE: NPO) from 2008 to February 2020. Mr. Macadam holds a Bachelor of Science in Mechanical Engineering from the University of Kentucky, a Master of Science in finance from Boston College and a Master of Business Administration from Harvard Business School, where he was a Baker Scholar.

Attributes and Skills:
Executive Leadership
Public Company Board Experience
Global Experience
Financial and Accounting Expertise
M&A/Business Development
Dealers/Distributors

Key Contributions to the Board:
•Significant experience and knowledge in the areas of executive leadership, international operations, mergers and acquisitions, business re-orientation, industrial products manufacturing, product distribution and procurement, and finance and accounting gained through experience as a former Chief Executive Officer
•Significant experience gained from service on the board of directors of other publicly-traded companies

2026 PROXY STATEMENT | 23

GRETCHEN R. HAGGERTY Independent Director Age: 70 Director since: 2022 Term Expires 2027 Board Committees: Audit (Chair), Nominating and Governance
Ms. Haggerty had a 37-year career with United States Steel Corporation (NYSE:X) and its predecessor, USX Corporation, which, in addition to steel production, also managed and supervised energy operations, principally through Marathon Oil Corporation. From March 2003 until her retirement in 2013, she served as Executive Vice President & Chief Financial Officer and also served as Chairman of the U.S. Steel & Carnegie Pension Fund and its Investment Committee. Earlier, she served in various financial executive positions at U.S. Steel Corporation and USX Corporation, beginning in November 1991 when she became Vice President and Treasurer. Ms. Haggerty has served as a director of Teleflex Incorporated (NYSE: TFX), a global provider of medical technology products, since 2016 and currently serves as a member of the audit committee. Ms. Haggerty has also served as a director of Johnson Controls International plc (NYSE:JCI), since March 2018, where she serves as chair of the audit committee. She previously served as director of USG Corporation, a leading manufacturer of building materials, from 2011 to 2019. Ms. Haggerty earned her Bachelor of Science in Accounting from Case Western Reserve University and her Juris Doctorate from Duquesne University School of Law.

Attributes and Skills:
Executive Leadership
Public Company Board Experience
Global Experience
Financial and Accounting Expertise
M&A/Business Development

Key Contributions to the Board:
•Deep financial acumen as a former Chief Financial Officer
•Experience serving on the board of directors of multiple international companies
•Significant knowledge of the global marketplace gained from business experience
•Experience leading global teams

2026 PROXY STATEMENT | 24

JANE A. LEIPOLD Independent Director Age: 65 Director since: 2022 Term Expires 2027 Board Committees: Talent Management and Compensation (Chair), Nominating and Governance
Ms. Leipold is President of JAL Executive HR Consulting, LLC, providing a wide breadth of executive HR consulting services, working with CEOs and Board Directors on compensation, talent management and succession projects. Previously, from 2006 through 2016, Ms. Leipold served as Senior Vice President & Chief Human Resources Officer for TE Connectivity (NYSE: TEL), a global technology leader serving the consumer electronics, healthcare, automotive, aerospace and industrial machinery industries. Between 2006 and 2007, Ms. Leipold was part of the senior executive team responsible for establishing TE Connectivity as a public company after separating from Tyco International. From 2001 through 2006, Ms. Leipold served as Vice President of HR for Tyco Electronics, a division of Tyco International. Previously, Ms. Leipold held a variety of global human resources and talent development roles as well as roles in engineering and operations early in her career. Ms. Leipold holds a Bachelor of Science in Quantitative Business Analysis and a Master of Business Administration from Pennsylvania State University.

Attributes and Skills:
Executive Leadership
Global Experience
M&A/Business Development Human Capital Expertise

Key Contributions to the Board:
•Broad knowledge of global manufacturing, engineering and operations and mergers and acquisition
•Extensive global experience working with other publicly traded industrial companies and board of directors on compensation and succession projects
•Extensive experience and knowledge in Human Resource practices

2026 PROXY STATEMENT | 25

CORPORATE GOVERNANCE
DIRECTOR INDEPENDENCE
The Board of Directors assesses on a regular basis, at least annually, the independence of our directors and, based on the recommendation of the Governance Committee, decides which members are independent. Our Board of Directors has determined that R. Edwin Bennett, Diego Donoso, Gretchen R. Haggerty, Jane A. Leipold, Stephen E. Macadam, Stuart A. Taylor II and Heath Sharp are independent directors under the applicable rules of the SEC and NYSE.
BOARD COMPOSITION
The Board values and takes into account stockholder feedback in its ongoing evaluation of the Company’s governance practices. Reflecting on this commitment, on May 20, 2025, our Board and stockholders approved amending and restating the Company’s Amended and Restated Certificate of Incorporation to declassify the Company’s Board of Directors and phase-in annual director elections, eliminate supermajority voting provisions and eliminate legacy parent provisions. Beginning at the 2026 Annual Meeting, our stockholders will elect directors to one-year terms. All three-year terms will expire in 2028. Upon expiration of such three-year terms in 2028, the entire Board will stand for annual elections.

Each of Stephanie J. Disher, Diego Donoso, Heath Sharp and Stuart A. Taylor II is currently serving as a director with a term expiring at the Annual Meeting, and each has been nominated by the Board to serve for an additional one-year term expiring at our 2027 annual meeting of stockholders. Gretchen R. Haggerty and Jane A. Leipold are currently serving as Class I directors with terms expiring at the 2027 annual meeting. R. Edwin Bennett and Stephen E. Macadam are currently serving as Class II directors with terms expiring at the 2028 annual meeting.

BOARD LEADERSHIP STRUCTURE
Our corporate governance principles describe in detail how our Board intends to conduct its oversight role in representing our stakeholders. As stated in the principles, our Board has the freedom to decide who our Board Chair and CEO should be based solely on the factors it believes are in the best interests of the Company and its stockholders.

Our Board evaluates its policy on whether the roles of our Board Chair and CEO should be combined on an annual basis. In doing so, our Board considers the skills, experiences and qualifications of our then-serving directors (including any newly-elected directors), the evolving needs of the Company, how well our leadership structure is functioning, and the views of our stockholders. Currently, our Board believes it is in the best interests of the Company for the roles of our Board Chair and CEO to be separate. The Board has elected Stephen E. Macadam to be the Non-Executive Chair of the Board.

BOARD RISK OVERSIGHT
Our Board of Directors and its committees have oversight of our risk management processes and material enterprise-related risks. Atmus has established an enterprise risk management program that is intended to identify, categorize and analyze the relative severity and likelihood of various types of material enterprise-related risks to which we are or may be subject. Atmus has established an executive risk council—chaired by its Senior Vice President, Chief Legal Officer and Corporate Secretary and composed of its Senior Vice President and CFO, Senior Vice President and Chief People Officer, and Senior Vice President and President of Power Solutions—to review and update the Company’s material enterprise‑related risks and associated mitigation plans. We assign ownership of our most significant enterprise risks to a member of our leadership team. The risk oversight process includes receiving regular reports from Board committees and members of senior management to enable our Board of Directors to understand Atmus’ risk identification, risk management, and risk mitigation strategies with respect to areas of potential material risk, including operations, health and safety, finance, legal, regulatory, cybersecurity, strategic, and reputational risk.
The Board of Directors oversees sustainability, mergers and acquisitions, and health and safety matters as part of its broader oversight of the Company’s strategy, risk management and long‑term value creation. While the Board has not established separate committees for these matters, they are addressed at the Board level, with health and safety being reported on at each regularly scheduled Board meeting. Additionally, in 2025 the Company published its first sustainability report, which highlights the Company’s approach to environmental, social and governance matters and related initiatives. The Board reviewed the sustainability report in connection with its oversight responsibilities.

Our Audit Committee is responsible for overseeing Atmus’ risk exposure to information security, cybersecurity, and data protection, including the steps management has taken to monitor and control such exposures. Our Audit Committee regularly provides reports to the Board of Directors on cybersecurity risk management. Atmus’ Audit Committee charter explicitly sets forth the Audit Committee’s responsibility for this oversight, which is exercised through (i) Atmus’ global cybersecurity operations function, led by our executive director of cybersecurity and infrastructure; (ii) our Vice President and Chief Information Officer; and (iii) our senior management information security council, which consists of our Vice President and Chief Information Officer, Senior Vice President and CFO, Vice President and Chief Technology Officer, Senior Vice President and Chief Legal Officer & Corporate Secretary, Vice President of Strategy and Director of Internal Audit & Enterprise Risk Management. As part of its oversight of Atmus’ overall enterprise risk management framework, the Board of Directors reviews Atmus’ cybersecurity risk management on at least on a bi-annual basis. The Company has not experienced any material information security or cybersecurity incidents within the past three years that have resulted in material penalties, settlements or regulatory findings.
Our Board of Directors, Audit Committee, Talent Management and Compensation Committee, and/or Governance Committee receive periodic reports and information directly from senior leaders who have functional responsibility over our
2026 PROXY STATEMENT | 26

enterprise risks. Our Board of Directors and/or its appropriate committees then review such information, including management’s proposed mitigation strategies and plans, to monitor progress on mitigating the risks.

BOARD DIVERSITY
We believe that directors with different backgrounds and experiences make our boardroom and the Company stronger. Although our Board of Directors does not have a formal written diversity policy with respect to the evaluation of director candidates, our Governance Committee takes a holistic approach that considers a broad range of qualifications and attributes designed to support an effective, independent and inclusive Board. These considerations include, among other things, character, integrity, judgment, independence, potential conflicts of interest, other commitments, and diversity of perspectives. In this context, the Governance Committee considers diversity across multiple dimensions, including gender, race, ethnicity, professional experience, skills and areas of expertise, as well as other individual qualities and attributes that contribute to a broad range of viewpoints, experiences and backgrounds represented on the Board of Directors. Additionally, as reflected in our corporate governance principles, we are committed to equal employment opportunities in assembling our Board of Directors. Our Governance Committee is responsible for reviewing with the Board of Directors, on an annual basis, the appropriate characteristics, skills and experience required for the Board of Directors as a whole and its individual members. We believe our Board of Directors has been effective in assembling a highly- qualified, diverse group of directors, currently consisting of three female directors and two ethnically diverse directors. We will continue to identify opportunities to enhance our board diversity as we consider future candidates.

BOARD EVALUATION PROCESS
The Board recognizes a rigorous, ongoing evaluation process as an essential component of strong corporate governance practices that promote continuing Board effectiveness. Each year, the Governance Committee oversees a Board and committee evaluation process consistent with the NYSE standards. The Board’s annual evaluation process is reflective and expansive. The Governance Committee solicits feedback using a written questionnaire. Further, the Chair of the Governance Committee conducts one‑on‑one calls with directors to discuss Board performance and to assess the Board’s culture, processes, and the quality of its discussions. The Board discusses the results of the annual evaluations, identifies areas for further consideration and opportunities for improvement and addresses actionable matters. Additionally, each of the Audit Committee, Talent Management and Compensation Committee and Governance Committee solicits feedback on the effectiveness of the respective committee using a written questionnaire. Each committee chair reviews the results of the evaluations to identify areas for further consideration and opportunities for improvement and addresses actionable matters.

DIRECTOR CANDIDATES AND NOMINATIONS
The Governance Committee makes recommendations to the Board for nominations and identifies and screens potential new candidates, including by reviewing recommendations from other Board members, management and stockholders. The Governance Committee may also retain search firms to assist in identifying and screening candidates.
Any stockholder who would like the Governance Committee to consider a candidate for Board membership must send timely notice delivered in accordance with the requirements specified in our bylaws. Such notice shall include all information required to be disclosed in solicitations of proxies for election of directors, including the name and address of the proposing stockholder and of the proposed candidate; the business, professional and educational background of the proposed candidate; and a description of any agreement or relationship between the proposing stockholder and proposed candidate. The communication must be sent by mail or other delivery service to the attention of the Assistant Corporate Secretary at the Company’s principal executive offices. See the About the Meeting section of this Proxy Statement for more information.
BOARD AND COMMITTEE MEETINGS
The Board meets at least five times annually, adding meetings as needed. Our Board met five times in 2025. Our three standing committees, as described below, report regularly to the Board on their activities and actions.
Attendance
Directors are expected to regularly attend Board and committee meetings and to attend our annual meeting of stockholders. During 2025, each current director attended at least 75% of the meetings of the Board and the standing committees on which he or she sits.
Committee Structure and Composition
The members of the Board of Directors are appointed to various committees. The standing committees of the Board are the Audit Committee, the Governance Committee, and the Talent Management and Compensation Committee (the “TMCC”).
Our Board complies with NYSE corporate governance rules, including appointing a majority of independent directors to the Board and establishing a fully independent Governance Committee, Talent Management and Compensation Committee, and Audit Committee.
Each committee operates under a written charter adopted by the Board of Directors. The charters are available on our website located at www.atmus.com. Website references and links to websites included in this Proxy Statement are
2026 PROXY STATEMENT | 27

provided solely for convenience purposes. Content on the websites, including content on our website, is not, and shall not be deemed to be, part of this Proxy Statement or incorporated by reference herein.

Board Committees

COMMITTEE	MEMBERS	DESCRIPTION
Audit Committee[1] Meetings held in 2025: 8	Gretchen R. Haggerty (Chair) R. Edwin Bennett Diego Donoso Heath Sharp (as of February 2026)
•assists the Board in its oversight of the Company’s financial statements
•hires and replaces our independent auditor; monitors the independent auditor’s qualifications, performance and independence
•monitors the systems of internal controls and disclosure controls management has established
•monitors the performance of our internal audit function
•reviews and approves related party transactions
•oversees cybersecurity risk management

Talent Management and Compensation Committee[2] Meetings held in 2025: 6	Jane A. Leipold (Chair) Stephen E. Macadam Stuart A. Taylor II
•assists the Board in overseeing the Company’s executive compensation policies and practices
•provides oversight of our compensation plans
•reviews and provides oversight of the Company’s strategies for talent management
•assesses talent management policies, programs and processes, including leadership, culture, diversity and inclusion and succession
•the Talent Management and Compensation Committee engaged Pay Governance LLC as its independent compensation consultant in 2025 to provide input and advice concerning the compensation of our officers and Board and related matters

Governance Committee Meetings held in 2025: 4	Stuart A. Taylor II (Chair) R. Edwin Bennett Diego Donoso Gretchen R. Haggerty Jane A. Leipold Stephen E. Macadam Heath Sharp (as of February 2026)
•assists the Board in identifying qualified individuals to become a member of the Board
•determines the composition of the Board and its committees
•assesses the annual performance of our CEO
•monitors the process to assess effectiveness of the Board

(1)The Board has affirmatively determined that each of Gretchen R. Haggerty, the Audit Committee’s chair, and R. Edwin Bennett qualifies as an “audit committee financial expert”, as such term has been defined by the SEC in Item 407(d) of Regulation S-K and all members are financially literate for the purpose of the NYSE's rules. Our Board has affirmatively determined that each of Gretchen R. Haggerty, R. Edwin Bennett, Diego Donoso and Heath Sharp meet the definition of an “independent director” for the purposes of serving on the Audit Committee under applicable NYSE rules and Rule 10A-3 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).
(2)The Board has affirmatively determined that each of Jane A. Leipold, Stephen E. Macadam and Stuart A. Taylor II qualify as a “non-employee director” under Rule 16b-3 of the Exchange Act.
TALENT MANAGEMENT AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
We do not have any interlocking relationships between any member of our Talent Management and Compensation Committee and any of our executive officers that would require disclosure under the applicable Exchange Act rules.

2026 PROXY STATEMENT | 28

COMMUNICATION WITH THE BOARD OF DIRECTORS
Stockholders and other interested parties may communicate with our Board by sending written communication to the directors c/o our Corporate Secretary 26 Century Boulevard, Suite 500, Nashville, Tennessee 37214. All such communications will be reviewed by the Corporate Secretary or her designee to determine which communications are appropriate to be forwarded to the directors. All communications will generally be forwarded except those that are related to our products and services, are solicitations or otherwise relate to improper or irrelevant topics as determined in the sole discretion of the Corporate Secretary or her designee.
CODE OF CONDUCT
Our code of conduct is applicable to all our directors and officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions). A copy of the code of conduct is available on our website located at www.atmus.com/governance-documents. Any amendments to or waivers from our code of conduct with respect to our officers or directors will be disclosed on our website promptly following the date of such amendment or waiver.
CORPORATE GOVERNANCE PRINCIPLES
Our corporate governance principles, adopted by our Board of Directors in accordance with the corporate governance rules of the NYSE, serve as a flexible framework within which our Board of Directors and its committees operate. These principles cover a number of areas. Consistent with these principles, the Company maintains a retirement and/or tenure policy for directors. The Board does not currently provide for waivers or exemptions under this policy and has not granted any waivers to date. A copy of our corporate governance principles are available on our website located at www.atmus.com/governance-documents.

TRANSACTIONS WITH RELATED PERSONS
Family Relationships

The Company has determined that there are no family relationships among any of its directors, director nominees, or executive officers.

Relationship with Cummins
On May 29, 2023, in connection with the IPO, Atmus entered into a separation agreement and a number of other agreements with Cummins to effect the separation of Atmus’ business from Cummins and to provide a framework for Atmus’ ongoing relationship with Cummins after the IPO and the separation. Following the Exchange Offer, Cummins is no longer considered a related party and all activity following the Exchange Offer, between Atmus and Cummins has been treated as arm’s-length transactions.

Procedures for Approval of Related Party Transactions
We have adopted a written policy on related party transactions. Under this policy, the Audit Committee is required to review and, if appropriate, approve all related party transactions, prior to consummation whenever practicable. If advance approval of a related party transaction is not practicable under the circumstances or if our management becomes aware of a related party transaction that has not been previously approved or ratified, the transaction is submitted to the Audit Committee at its next scheduled meeting. The Audit Committee is required to review and consider all relevant information available to it about each related party transaction. A transaction is considered approved or ratified if the Audit Committee authorizes it according to the terms of the policy after full disclosure of the related party’s interests in the transaction. The definition of “related party transactions” for purposes of the policy covers the transactions that are required to be disclosed under the Exchange Act.
2026 PROXY STATEMENT | 29

EXECUTIVE AND DIRECTOR COMPENSATION
BOARD OF DIRECTOR COMPENSATION FOR 2025
The Board composition during the year 2025 consisted of six independent directors. On February 5, 2026, the Board expanded to eight directors and appointed Heath Sharp as a seventh independent director.

Directors who are employed by Atmus (or any of their respective affiliates) are not eligible to receive compensation for their service on Atmus’ Board of Directors.

Atmus’ regular compensation arrangements for the independent members of the Board consisted of the following in 2025:

•An annual retainer fee of $90,000 in cash, paid quarterly in arrears; and
•An annual equity award of RSUs having a target value equal to $140,000, granted annually with a one-year vesting period.

For 2025, Atmus provided the following additional annual leadership premium retainers in cash:

•Board of Director Chair: $100,000
•Audit Committee Chair: $20,000
•Talent Management and Compensation Committee Chair: $15,000
•Nominating and Governance Committee Chair: $10,000

Director cash retainers, including Board and committee chair premium retainers, are paid in quarterly installments. Cash and equity retainers are prorated based on applicable service. Director service runs from annual meeting to annual meeting. Directors are eligible to participate in a deferred compensation plan, under which directors can elect to defer up to 100% of cash fees and up to 100% of stock compensation.

Director stock ownership guidelines require that directors hold 5X the value of the annual cash retainer in shares. New directors have 5 years to obtain compliance and are required to hold the after-tax value of shares received through Atmus annual equity awards until the guidelines are met. See additional details in the section titled "Stock Ownership Guidelines" below.

The following table provides information about the compensation of Atmus’ non-employee directors for 2025:

Director	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(1)(2)	Total
R. Edwin Bennett.............................................................................................................	$90,000	$148,678	$238,678
Diego Donoso..................................................................................................................	$90,000	$148,678	$238,678
Gretchen R. Haggerty.......................................................................................................	$110,000	$148,678	$258,678
Jane A. Leipold................................................................................................................	$105,000	$148,678	$253,678
Stephen E. Macadam.......................................................................................................	$190,000	$148,678	$338,678
Stuart A. Taylor II.............................................................................................................	$100,000	$148,678	$248,678

(1) The amounts shown represent the amount of cash compensation earned in fiscal year 2025 for Board and committee services.
(2) The amounts shown represent the amount of equity compensation granted in fiscal year 2025 for Board services. On May 20, 2025, each non-employee director received a grant of 3,886 shares for 2025 service. In determining the number of shares to be issued, we used the average daily closing price for the 20-day period prior to the grant date ($36.03 per share), the same methodology used to determine employee equity awards. The grant date fair value of these awards, as shown above for fiscal year 2025, was calculated by using the closing price of Atmus shares on the date of grant ($38.26 per share).

2026 PROXY STATEMENT | 30

COMPENSATION DISCUSSION AND ANALYSIS

OUR CURRENT NAMED EXECUTIVE OFFICERS

Stephanie J. Disher Chief Executive Officer and President, Director

Jack Kienzler Senior Vice President and Chief Financial Officer

Laura Heltebran Senior Vice President, Chief Legal Officer and Corporate Secretary

Charles Masters Senior Vice President and President, Power Solutions

Renee Swan Senior Vice President and Chief People Officer

2026 PROXY STATEMENT | 31

EXECUTIVE SUMMARY
Performance Highlights

Atmus aims to design and maintain executive compensation programs that attract, retain, and inspire the leadership necessary to achieve our strategic objectives and effectively manage our business. The following highlights offer context for the executive compensation decisions made by the Talent Management and Compensation Committee ("TMCC") during the fiscal year ended December 31, 2025.

We created stockholder value. Throughout 2025, Atmus Cumulative Total Return outperformed the S&P 500 and S&P 500 Industrial benchmarks.

We delivered strong financial results. As reported in our Annual Report on Form 10-K for the fiscal year ended on December 31, 2025, we delivered net income of $207.4 million and Adjusted EBITDA of $353.5 million. For a reconciliation of non-GAAP performance measures to the most directly comparable financial measures calculated in accordance with U.S. GAAP, see Appendix A.

We delivered on our growth strategy. We grew revenue from $1,670 million to $1,764 million, an increase of 5.7% from 2024 despite challenging market conditions.

We continued to execute on our strategy to transform our supply chain. We established Atmus controlled distribution facilities for 100% of our volume, improving on-shelf availability for our customers and driving market share gains. We delivered cost savings in our supply chain ahead of schedule, supporting improved profitability.

We continued to invest in and develop Atmus’ culture. We invested in initiatives that promote Atmus’ values: build trust, be inclusive, have courage, and show caring.
2026 PROXY STATEMENT | 32

Governance Highlights

Atmus continually reviews best practices in executive compensation and incorporates those practices in its executive compensation arrangements.

WHAT ATMUS DOES	WHAT ATMUS DOES NOT DO
Establish clear financial goals that are challenging, align with or surpass industry standards, and drive long-term stockholder value.
Use different measures to ensure Atmus’ executives focus on both annual and longer-term goals.
Tie incentive awards for all participants, at least in part, to overall Company performance to reinforce the importance of the Company’s success and to encourage collaboration and teamwork.
Encourage executives to focus on the sustained long-term growth of Atmus and promote retention by measuring performance over multi-year periods and vesting PSU awards only at the end of the performance or service period.
Cap payouts under Atmus’ short- and long-term incentive compensation plans at 200% of the target awards.
Require all incentive awards for senior executives to be subject to clawback and cancellation provisions in certain circumstances beyond an accounting restatement.
Maintain an independent TMCC that is advised by an outside, independent compensation consultant.
Complete an annual assessment of the risk associated with Atmus’ compensation program.
Hold executive officers and outside directors accountable under a rigorous stock ownership guideline policy.
Subject Atmus’ executives to double trigger change in control severance provisions.

Atmus does not have separate employment contracts with its executive officers.
Atmus does not guarantee salary increases, bonuses or equity grants for its executive officers.
Atmus will not gross-up excise taxes that may be imposed on payments to its executive officers in connection with a change in control.
Atmus’ perquisites do not constitute a major element of its executive compensation program.
Atmus does not permit officers or directors to engage in pledging, hedging or similar types of transactions with respect to Atmus Common Stock.

Say-On-Pay Vote on Executive Compensation
At our 2025 Annual Meeting, we conducted an advisory vote to ratify compensation to NEOs (a “Say-on-Pay vote”). Approximately 97% of the votes cast on the “Say-On-Pay” proposal were in favor of the compensation program for our NEOs, as outlined in last year’s proxy statement. Our TMCC values the support of our stockholders and related feedback, as reflected in these voting results. Based on the substantial support of our stockholders as expressed through last year’s Say-On-Pay vote, no changes were made to our 2025 executive compensation arrangements.

The next Say-on-Pay vote will take place at this Annual Meeting, in line with the recommendation of our Board and the preference expressed by our stockholders on the frequency of future Say-on-Pay votes at our 2024 Annual Meeting. Given the importance we place on our stockholders' views, the Board and our TMCC will take into account the results of the Say-on-Pay vote, along with any feedback received throughout the year, when making future compensation decisions for our NEOs.

EXECUTIVE COMPENSATION OF ATMUS
Purposes and Principles of Atmus’ Executive Compensation Program
Atmus’ long-term success depends on its ability to attract, motivate, focus, and retain highly talented individuals committed to Atmus’ vision, strategy and corporate culture. To that end, Atmus’ executive compensation program is designed to link executives’ pay to their individual performance, to Atmus’ annual and long-term performance and to the successful execution of Atmus’ business strategies. Atmus’ salary levels and incentive targets are intended to recognize individual performance and market pay levels. Atmus’ compensation philosophy rewards executives for achieving financial objectives and building long-term value for stockholders and other stakeholders.

Atmus’ executive compensation program is based on four key principles:

2026 PROXY STATEMENT | 33

Competitive. Compensation is designed to attract, retain, focus, reward and motivate Atmus’ top leadership. The TMCC benchmarks against a defined peer group and survey data generally referencing the market median, as well as the 25th and 75th percentiles, with discretion to set actual compensation based on experience and performance of the individual and size, scope and complexity of the role.

Pay-for-Performance. Compensation is linked to performance and increasing stockholder value with a balance of risk and reward. Atmus believes the compensation of its leaders should be based on Atmus’ overall financial performance and satisfaction of strategic objectives and a significant portion of their pay should be incentive-based and therefore at risk. The pay mix also balances short-and long-term results based on the decision-making horizon of the role.

Alignment with Stockholder Interests. Equity-based compensation and stock ownership requirements are a substantial part of the compensation program to link executive compensation with stockholder returns.

Simple & Transparent. The TMCC has designed its program to be transparent to investors and employees, simple and easy to understand and consistent year over year.

Compensation Elements to Support Atmus’ Pay-for-Performance Philosophy

Since Atmus’ IPO from Cummins, the TMCC considers pay adjustments for NEOs as part of a multi-year progression to bring executives closer to market over time, and considers the factors noted above to ensure executive compensation evolves with and is aligned to the compensation philosophy. The TMCC continued to evaluate these components when making 2025 pay adjustments.

Consistent with our philosophy, the key components of Atmus’ executive compensation program for 2025 were:

Executive’s role and individual performance within the role.

Market-based to attract and retain skilled executives.

Designed to recognize scope of responsibility, individual performance, and experience.
Earnings before interest, taxes, depreciation and amortization and certain adjustments (“Adjusted EBITDA”) (1).

Considered to be a significant driver of the value of Atmus’ business and appropriately balancing growth and profitability.

Performance share units (“PSUs”) (70%) and
restricted share units (“RSUs”) (30%).

For PSUs, 50% cumulative Adjusted EBITDA (1) over a three-year period and 50% three-year average return on invested capital (“ROIC”).

Adjusted EBITDA (1) and ROIC provide an incentive to balance profitable growth and returns to stockholders.
Full range of health and welfare under Atmus’ benefit plans and covered by the same plans as other exempt employees. Designed to focus on attraction, retention, and executive and employee well-being.
(1) For a reconciliation of non-GAAP performance measures to the most directly comparable financial measures calculated in accordance with U.S. GAAP, see Appendix A

Each year, the TMCC reviews the Company’s executive compensation program to ensure it remains aligned with our business strategy and the interests of our stockholders. As part of this review, the TMCC has reaffirmed that Adjusted EBITDA continues to be an appropriate performance metric for our annual plan and cumulative three-year Adjusted EBITDA and ROIC remain appropriate for our long-term incentive plan. Use of Adjusted EBITDA promotes long-term growth and stockholder feedback has been positive on its usage in both plans. The TMCC reviews incentive plan metrics on an annual basis to ensure alignment with Atmus’ priorities.

2026 PROXY STATEMENT | 34

How Incentive Plan Performance Measures and Goals Are Determined

The TMCC regularly reviews all elements of its executive compensation program and makes changes as it deems appropriate. Each review includes general comparisons against market data and analysis prepared by the TMCC’s compensation consultant, including information on market practices in the following areas: (i) pay strategy and positioning; (ii) annual bonus plan design, including performance measures and goals and plan leverage; (iii) long-term incentive plan strategy and design, including the mix of elements, performance measures, goals and plan leverage; (iv) stock ownership guidelines; (v) executive perquisites; and (vi) executive benefits and protection policies, including severance practices for officers, supplemental retirement plans, deferred compensation plans and change in control arrangements.

The TMCC establishes performance measures and goals each year for the annual and long-term incentive plans that are designed to help achieve its business objectives and motivate executives.

The TMCC has the discretion to adjust performance results to reflect significant transactions (such as acquisitions, divestitures, or newly formed joint ventures) or other unusual items (such as significant restructuring charges or significant tax legislation) if such events were not anticipated at the time performance targets were initially established.

Atmus believes the compensation of its senior executives should be based on Atmus’ overall financial performance and that a significant portion of their pay should be incentive-based and therefore at risk.

In 2025, performance-linked components (annual bonus and annual long-term incentive compensation) were 87% of the CEO’s target total direct compensation opportunity and 65% of the average target total direct compensation opportunity for other current NEOs, reflecting increases from 2024 levels of 83% and 62%, respectively. These pay elements were allocated as shown below.

TARGET TOTAL DIRECT COMPENSATION MIX — 2025

Understanding the Market

The TMCC reviews the competitiveness of Atmus’ executive compensation program annually. As part of this review, the TMCC considers the compensation practices of a peer group of similar companies, as well as third-party survey data when peer group data is limited. These data are used to inform TMCC decisions related to program and policy design, as well as incumbent compensation opportunities that reflect an individual leader’s performance, capabilities, and experience in the role.

In making 2025 pay decisions, the TMCC relied on two sources: (1) Compensation Peer Group data (described below) to understand specific pay levels by executive role and (2) survey data reflecting the practices of manufacturing companies in the Willis Towers Watson Executive Compensation Survey.

The Compensation Peer Group used to support 2025 compensation decisions was reviewed and approved by the TMCC in May 2024 with assistance from its then current independent compensation consultant, Farient Advisors. The peer group was selected considering (i) companies that trade on the major U.S. stock exchanges and are primarily based in the U.S.; (ii) companies with an industrial machinery and parts and equipment focus; (iii) companies with annual revenues of
2026 PROXY STATEMENT | 35

between $500 million and $5 billion; (iv) companies with a similar customer type mix; (v) and companies believed to represent a relevant competitor for executive talent. Atmus’ compensation peer group for 2025 was comprised of the following companies:

A.O. Smith Corporation (AOS)	Chart Industries, Inc. (GTLS)	Donaldson Company Inc. (DCI)	EnPro Industries, Inc. (NPO)
ESCO Technologies Inc. (ESE)	Flowserve Corporation (FLS)	Franklin Electric Co., Inc. (FELE)	Gates Industrial Corporation plc (GTES)
Graco Inc. (GGG)	Helios Technologies (HLIO)	IDEX Corporation (IEX)	ITT, Inc. (ITT)
Kadant Inc (KAI)	Nordson Corp (NDSN)	Pentair plc (PNR)	RBC Bearings (RBC)
SPX Technologies, Inc. (SPX)	Standard Motor Products, Inc. (SMP)	The Gorman-Rupp Company (GRC)	Watts Water Technologies, Inc. (WTS)

Atmus reviews its peer group on an annual basis subject to the discretion of the TMCC and executive management feedback. The use of multiple sources of market data ensures that Atmus has robust context available to support decision-making.

The TMCC again reviewed the Compensation Peer Group in May 2025 to ensure continued appropriateness and alignment of constituent companies with Atmus. The Compensation Peer Group approved by the TMCC in 2025 will be used for evaluating executive compensation decisions for 2026.

Salary

The TMCC approved new 2025 annual base salaries for Atmus’ NEO's effective in April 2025. As our leaders continue to evolve in the context of Atmus as a public company, salary adjustments for certain NEOs were approved after considering position to market, individual performance, capability, and development in the role.

Atmus’ NEOs’ salaries for 2025 (as determined by the TMCC), are indicated below:

	Annual Salary
Officer	2024	2025
Stephanie J. Disher	$875,000	$925,000
Jack Kienzler	$505,000	$525,000
Laura Heltebran(1)	-	$500,000
Charles Masters	$460,000	$500,000
Renee Swan	$416,000	$416,000

(1) On May 8, 2025, the Board of Directors of Atmus Filtration Technologies Inc. appointed Laura Heltebran as Senior Vice President, Chief Legal Officer & Corporate Secretary of the Company, effective May 13, 2025.
2026 PROXY STATEMENT | 36

Annual Bonus
The 2025 annual bonus for Atmus executive officers was designed to link participants’ pay to its annual financial performance. The payout for each participant was calculated using the following formula:

Target awards as a percentage of salary were set in reference to market data for each role and after consideration of the individual role, responsibilities and expected contribution. The 2025 annual bonus program for Atmus’ participants was based on actual achievement against our Adjusted EBITDA goal.

The table below indicates Atmus’ NEOs’ target bonus as a percentage of salary for 2025 as determined by the TMCC:

	Target Bonus as % of Salary(1)
Officer	2024	2025
Stephanie J. Disher	110%	120%
Jack Kienzler	70%	70%
Laura Heltebran	-	65%
Charles Masters	60%	70%
Renee Swan	60%	60%
(1) Threshold payout is 10% of target and maximum payout is 200% of target

2025 Annual Bonus Performance Measure

Adjusted EBITDA was the sole performance measure for the 2025 annual bonus plan because the TMCC believes it is a significant driver of the value of Atmus’ business, appropriately balances growth and profitability, and is well-understood by plan participants.

Adjusted EBITDA Performance Target For 2025

Setting the target with the appropriate level of difficulty underscores the importance of achieving or exceeding Atmus’ Annual Operating Plan (“AOP”) performance commitment. This approach requires increasingly difficult targets during economic upturns and realistic goals during cyclical downturns.

The TMCC sought to set a challenging yet realistic goal, incorporating previous performance as well as the forecasted opportunities and economic conditions in the markets. The 2025 Adjusted EBITDA target was set with this philosophy in mind.

The TMCC set the Adjusted EBITDA target at $348 million, adjusted to exclude certain one-time expenditures. Adjusted EBITDA is defined as EBITDA after adding back certain one-time expenses, reflected in cost of sales, selling, and general and administrative expenses, associated with becoming a standalone public company. The Adjusted EBITDA target was established by the TMCC after reviewing the AOP.

As shown below, the possible payout factors for 2025 ranged from 10% for threshold performance (85% of the Adjusted EBITDA target) to a maximum of 200% for superior performance (115% of the Adjusted EBITDA target or better). The payout factor changes in increments of 10% for results that fall between threshold and target or between target and maximum.
2026 PROXY STATEMENT | 37

	Atmus Adjusted EBITDA Goal	Goal as % of Target	Payout as % of Target(1)
Maximum	$400 million	≥115%	200%
Target	$348 million	100%	100%
Threshold	$296 million	85%	10%
<Threshold	≤$296 million	<85%	0
Actual	$354 million	100%	100%

(1) Interpolation for performance between discrete points, rounding down to the nearest 10% increment
Actual Adjusted EBITDA for purposes of determining 2025 annual incentive payouts was $354 million, resulting in a payout factor of 100% of target. The actual bonus amounts payable to Atmus’ NEOs for 2025 are set forth in the “2025 Summary Compensation Table.” For a reconciliation of non-GAAP performance measures to the most directly comparable financial measures calculated in accordance with U.S. GAAP, see Appendix A.

Long-Term Incentive Compensation

Long-Term Incentive Awards For 2025

Atmus’ long-term incentive compensation for 2025 consisted of PSUs, making up 70% of the target value, and RSUs making up 30% of the target value. PSUs are earned based 50% on Atmus’ cumulative 3-year Adjusted EBITDA and 50% on Atmus’ 3-year average ROIC based on the period from 2025 - 2027. The number of PSUs earned at the threshold level of performance will be 10% of the target PSUs, and the PSUs earned at the maximum level of performance will be 200% of the target PSUs. The RSUs fully vest on March 1, 2028, subject to the terms of the Atmus 2022 Omnibus Incentive Plan (the "Atmus Omnibus Plan"). The combination of these two long-term incentive vehicles supports Atmus’ pay-for-performance philosophy, provides appropriate incentives for participants to achieve financial targets, and provides strong linkage between the economic interests of participants, including Atmus’ NEOs, and stockholders.

The target long-term incentive values for 2025 for Atmus' NEOs were as follows:

	Annual Target Long-Term Incentive Value
Officer	2024	2025
Stephanie J. Disher	$3,400,000	$5,000,000
Jack Kienzler	$800,000	$850,000
Laura Heltebran	-	$700,000
Charles Masters	$425,000	$550,000
Renee Swan	$350,000	$350,000

The number of PSUs and RSUs granted as 2025 regular long-term equity incentive compensation are set forth in the “Grants of Plan-Based Awards for 2025” and “Outstanding Equity Awards at 2025 Year-End” tables.

The table below illustrates the payout opportunity as a percentage of target for the PSUs.

Payouts as % of Target(1)
Maximum	200%
Target	100%
Threshold	10%
<Threshold	0
(1) Interpolation for performance between discrete points rounding down to the nearest 10% increment.

2026 PROXY STATEMENT | 38

The TMCC sets the target long-term incentive values for each officer referencing the market median of the role. Grant values are set using a market-based methodology and trailing 20-trading day closing price average stock price to convert the targeted dollar value of the grants into a number of PSUs and RSUs.

PSU Awards for the 2023 – 2025 Performance Cycle

The 2023 PSU awards had a performance period that began January 1, 2023 and ended on December 31, 2025. The PSU payout opportunity ranged from 0% and 200% of the target award based on the Company’s level of achievement of the performance measures. The threshold, target and maximum performance levels and payouts associated with the 2023-2025 performance cycle are described below.

The number of shares that vested pursuant to the 2023 PSU awards for each of Atmus’ NEOs is illustrated in the “Outstanding Equity Awards at 2025 Year-End” table.

	2023 – 2025 PERFORMANCE CYCLE GOALS
Performance Measure	Weighting	Threshold (10% Payout)	Target (100% Payout)	Maximum (200% Payout)
3-year Adjusted EBITDA	50%	$725.0 million	$850.0 million	$980.0 million
3-year average ROIC	50%	20%	25%	30%

For a reconciliation of non-GAAP performance measures to the most directly comparable financial measures calculated in accordance with U.S. GAAP, see Appendix A.

Other Compensation

During 2025, Atmus’ NEOs participated in a full range of health and welfare benefits under Atmus’ benefit plans and were covered by the same plans as are generally available to other exempt employees. In addition, Atmus’ NEOs participated in the Company’s 401(k) retirement plan, which provides for employer matching and non-elective contributions on the same terms as those offered to all eligible U.S. employees.

401(k) Retirement Plan and Non-Qualified Retirement Plan

Atmus offers a 401(k) retirement plan to all eligible U.S. employees, including NEOs, which allows for pre-tax or Roth elective deferrals and provides employer matching contributions. For participants whose matching contributions are limited by IRS contribution limits, Atmus makes a true-up matching contribution under the Company’s nonqualified retirement plan. Atmus does not offer a supplemental executive retirement plan or defined benefit pension plan.

Deferred Compensation Plan

Atmus offers a nonqualified deferred compensation plan, which provides a select group of management or highly compensated employees, including the NEOs, an opportunity to defer compensation to a later date through an unfunded plan. Participants may defer up to 85% of each separate element of cash compensation consisting of salary, annual bonus or long-term incentive compensation payable in cash. None of Atmus’ NEOs participated in the plan in 2025.

Perquisites

Atmus provides market competitive perquisites that balance cost, employee perceived value and stockholder interest. Perquisites do not constitute a major element of Atmus’ executive compensation program but instead provide simple, consistent, transparent benefits to improve financial, health and emotional well-being. The TMCC evaluates the use of perquisites as part of Atmus’ overall compensation strategy and seeks to provide a level of perquisites appropriate to Atmus. Atmus provides officers company-paid financial counseling services for estate- and tax-planning advice and tax return preparation, supplemental disability coverage, and executive physical examinations.

2026 PROXY STATEMENT | 39

Oversight of the Executive Compensation Program

Our TMCC is responsible for designing and overseeing the execution of our executive compensation program. Additional details regarding the structure, roles and responsibilities are provided under the heading “Corporate Governance - Board and Committee Meetings”.

Role and Independence of Compensation Consultant. Under its charter, our TMCC has the authority to directly retain, review fees, and terminate advisors and consultants as needed to support its responsibilities. The TMCC has engaged an independent compensation consultant (the "compensation consultant") to provide information and analysis that inform decisions on executive and director compensation levels and design.

The TMCC maintains a formal process to ensure the independence of any executive compensation advisor engaged by the TMCC, including consideration of all factors relevant to the advisor’s independence from management, including those factors specified by the NYSE listing rules.

Pay Governance continued to serve as the TMCC’s compensation consultant in 2025. The TMCC assessed the independence of Pay Governance considering the above factors and reaffirmed Pay Governance as an independent compensation advisor. Other than the services provided on behalf of and at the direction of the TMCC, Pay Governance does not provide any other services to Atmus.

Annual Compensation Risk Assessment

The TMCC believes that Atmus’ executive compensation package is balanced and does not drive excessive financial risk-taking and is not reasonably likely to have a material adverse effect on Atmus.

In 2025, the TMCC reviewed an independent risk assessment conducted by Pay Governance of Atmus’ compensation policies and practices. The TMCC evaluated the levels of risk- taking encouraged by Atmus’ compensation arrangements to determine whether they were appropriate in the context of Atmus’ strategic plan and annual budget, compensation objectives, and overall risk profile. The TMCC also reviewed the robust risk-mitigation features of Atmus’ compensation program, the most significant of which are outlined below.
2026 PROXY STATEMENT | 40

PAY MIX	PERFORMANCE-BASED MEASUREMENTS	TIME HORIZON
The three primary elements of Atmus’ executive compensation program are base salary, annual bonus, and long-term incentive compensation. Atmus references the median of the market for its total compensation package. This approach mitigates the need for executives to take significant risks to earn average competitive compensation and ensures that the interests of Atmus’ executives are closely aligned with those of its stockholders.	The performance goals (Adjusted EBITDA and/or ROIC) set forth in Atmus’ annual bonus and long-term incentive plans are based upon budgeted levels that are reviewed and approved by the TMCC. Atmus believes these goals are challenging yet attainable at their targeted levels without the need to take inappropriate risks, take actions that would violate Atmus’ code of conduct, or make material changes to its long-term business strategy or operations. Payouts under both incentive plans are capped at 200% of target to make it less likely that executives would pursue outsized short-term achievements at the expense of the long term.	Atmus’ long-term incentive plan awards are based on a three-year performance period, which encourages its employees to focus on the sustained growth of Atmus rather than seeking potentially unsustainable short-term gains.
CLAWBACK POLICY	OTHER RISK MITIGATORS	EXCLUSION OF UNUSUAL ITEMS
Consistent with SEC and NYSE requirements, Atmus has implemented a policy that executive officers are subject to recoupment of incentive-based compensation in the event of a qualifying accounting restatement in accordance with Atmus’ recoupment policy, as described below.	Atmus will pay incentive compensation only after its audited financial results are complete and the TMCC has confirmed Atmus’ performance results and the associated incentive awards. Additionally, Atmus has stock ownership guidelines for all officers that ensure the interests of its leaders and stockholders are aligned.
	Atmus also prohibits officers from engaging in forms of hedging or monetization transactions involving the establishment of a short position in its securities and from entering into any arrangement that, directly or indirectly, involves the use of its securities as collateral for a loan.	In measuring financial performance under Atmus’ annual short- and long-term incentive plans, the TMCC has discretion to adjust performance results that reflect significant transactions or other unusual items if such events were not anticipated at the time performance targets were initially established. Atmus believes allowing these exclusions ensures its executives will focus on the merits of proposed transactions for Atmus rather than the effect a proposed action may have on incentive compensation.

As a result of its review, the TMCC reaffirmed that Atmus’ executive compensation package is balanced, does not drive excessive financial risk-taking, and risks arising from Atmus’ compensation policies and practices were not reasonably likely to have a material adverse effect on Atmus.

Compensation Recoupment

Atmus’ incentive compensation awards are subject to its compensation recoupment (“clawback”) policy, which complies with SEC and NYSE requirements. The policy provides that, unless an exception applies, if Atmus is required to prepare an accounting restatement, Atmus will promptly recover any excess incentive-based compensation received by a person who served as a covered officer at any time during the applicable performance period during the three completed years immediately preceding the restatement, to the extent that such compensation would not have been received had it been determined based on the restated financials.

The policy also provides that, if any of Atmus’ financial statements are required to be materially restated due to the fraudulent actions of any officer, the TMCC may direct the recovery of all or a portion of any award or any past or future compensation other than base salary from the responsible officer with respect to any year for which Atmus’ financial results are adversely affected by such restatement.

The policy also authorizes Atmus to recover, reduce or cancel all or a part of any award or any past or future compensation other than base salary paid or awarded to, or earned by, an officer if the officer engages in certain types of conduct specified in the policy and that conduct has caused, or might reasonably be expected to cause, significant reputational or financial harm to Atmus.

2026 PROXY STATEMENT | 41

Post-Employment Compensation

Atmus’ severance policy is designed to be consistent with prevailing market practice and good governance guidelines. In addition, Atmus provides limited severance and change-in-control protection to promote leadership continuity and retention through its change of control severance policy. The policy covers Atmus’ leadership officers, including the NEOs. See additional details in the sections below titled “Potential Payments Upon Termination or Change of Control as of 2025 Year-End” and “Potential Payments Upon Termination of Employment Not in Connection With a Change of Control”.

Stock Ownership Guidelines

The TMCC believes Atmus’ officers should own a significant amount of Atmus’ stock to further link their economic interests to those of Atmus’ stockholders. The TMCC has adopted ownership guidelines for Atmus’ officers. These guidelines are:

Position	Required Value of Company Stock Ownership
Chief Executive Officer & President	5 times base salary
Senior Vice President & Chief Financial Officer	3 times base salary
Senior Vice President, Chief Legal Officer & Corporate Secretary	2 times base salary
Senior Vice President & President, Power Solutions	2 times base salary
Senior Vice President & Chief People Officer	2 times base salary
Shares counting toward the guideline include shares owned outright, regardless of how they are acquired, plus the value of unvested RSUs. Those subject to a guideline are required to hold the after-tax value of shares earned through Atmus’ compensation programs until the guidelines are met. Compliance with the guidelines is evaluated using the then-current stock price at the time of evaluation multiplied by the number of shares counting toward the guidelines.

Pledging and Hedging Policy

Atmus maintains a policy under which its officers and directors are prohibited from engaging in forms of hedging transactions of any kind with respect to Atmus Common Stock. They are also prohibited from entering into any arrangement that, directly or indirectly, involves the pledge of Atmus’ securities or other use of Atmus’ securities as collateral for a loan.

COMPENSATION TABLES
2025 SUMMARY COMPENSATION TABLE

The Summary Compensation Table and notes show all compensation paid to or earned by Atmus’ NEOs for 2025, under Atmus’ compensation programs and plans following full separation from Cummins. Compensation for 2023 and 2024 is generally under Atmus’ compensation programs and plans following the IPO. Compensation for 2023 prior to the IPO is generally under Cummins’ compensation programs and plans.

2026 PROXY STATEMENT | 42

Name and Principal Position	Year	Salary	Bonus (6)	Stock Awards (1)	Option Awards	Non-Equity Incentive Plan Compensation(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)	All Other Compensation (4)	Total
Stephanie J. Disher Chief Executive Officer	2025	$912,500	$-	$4,964,000	$-	$1,073,125	$-	$53,350	$7,002,975
	2024	$856,250	$-	$4,126,588	$-	$985,890	$-	$125,437	$6,094,165
	2023	$684,201	$-	$6,542,409	$-	$1,182,371	$325,586	$48,933	$8,783,500
Jack Kienzler SVP & Chief Financial Officer	2025	$520,000	$-	$843,923	$-	$364,000	$-	$63,100	$1,791,023
	2024	$498,750	$-	$975,944	$-	$346,270	$-	$72,564	$1,893,528
	2023	$408,563	$64,688	$1,419,425	$-	$435,617	$47,899	$70,581	$2,446,773
Laura Heltebran SVP, Chief Legal Officer & Corporate Secretary(5)	2025	$318,182	$-	$1,341,348	$-	$206,818	$-	$135,842	$2,002,189
	2024	$-	$-	$-	$-	$-	$-	$-	$-
	2023	$-	$-	$-	$-	$-	$-	$-	$-
Charles Masters SVP & President, Power Solutions	2025	$490,000	$-	$546,057	$-	$331,500	$-	$50,530	$1,418,087
	2024	$449,250	$-	$520,822	$-	$271,928	$-	$78,196	$1,320,196
	2023	$380,121	$30,877	$805,835	$-	$341,050	$56,739	$18,297	$1,632,919
Renee Swan SVP & Chief People Officer	2025	$416,000	$-	$347,504	$-	$249,600	$-	$79,034	$1,092,138
	2024	$412,000	$-	$424,801	$-	$237,200	$-	$54,367	$1,128,368
	2023	$153,030	$122,640	$1,335,801	$-	$137,727	$-	$7,868	$1,757,066

(1)The Stock Awards column represents the grant date fair value, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, which Atmus refers to as ASC Topic 718, for RSUs and PSUs, as applicable, which in 2025 were made pursuant to the Atmus Omnibus Plan. The grant date fair value of equity awards made in 2025 assumes target payout on PSUs.
(2)The amounts shown in this column for 2025 consist of payments that will be made in 2026 under Atmus’ Annual Bonus Plan for 2025 performance. The payments for each NEO from these sources are:

Name of Officer	Annual Bonus Plan	Total
Stephanie J. Disher	$1,073,125	$1,073,125
Jack Kienzler	$364,000	$364,000
Laura Heltebran	$206,818	$206,818
Charles Masters	$331,500	$331,500
Renee Swan	$249,600	$249,600
(3)Atmus does not provide a pension plan to NEOs. 2023 values reflect Cummin’s pension of which stayed with Cummins post-separation.
(4)The amounts in this column represent the cost of all other compensation provided to the NEOs as set forth in the following tables:

2025 All Other Compensation Table

Name of Officer	Company Contribution under Atmus 401K Plan	Mobility (Moving) Expense	Other(1)	Total
Stephanie J. Disher	$33,250	$-	$20,100	$53,350
Jack Kienzler	$33,250	$-	$29,850	$63,100
Laura Heltebran	$18,021	$110,945	$6,876	$135,842
Charles Masters	$33,385	$-	$17,145	$50,530
Renee Swan	$33,250	$28,639	$17,145	$79,034
(1)The amounts disclosed in this column represent the costs of financial counseling, tax preparation assistance, and other cash allowances provided as a benefit to the NEOs.

(5)No compensation data for Laura Heltebran for 2023 and 2024, as she started on May 13, 2025.
(6)Jack Kienzler and Charles Masters received supplemental payments from August 1, 2022 through the IPO, representing a portion of the difference between their salaries as in effect as of August 1, 2022, and later after receiving divisional salary increases as in effect as of April 1, 2023, and their anticipated higher salaries in connection with the IPO. The payments were made to recognize the executives’ enhanced scope of responsibilities and contributions. The supplemental payments
2026 PROXY STATEMENT | 43

made from January 1, 2023 through the IPO are included as eligible earnings for computing the 2023 annual bonuses. The supplemental payments made in 2023 are included in the bonus column for 2023. Renee Swan received a one-time sign-on bonus of $122,640, payable in February 2024, for the target value of her prorated annual incentive plan from her previous employer that she forfeited upon resignation.

GRANTS OF PLAN-BASED AWARDS TABLE FOR 2025

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payout Under Equity Incentive Plan Awards			Stock Awards Number of Shares or	Awards: Number of Securities Underlying	Exercise or Base Price of Options	Grant Date Fair Value of Stock and Option
Name		Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Options (#)	Awards (#)	Awards ($)
Stephanie J. Disher	Annual Incentive Plan (1)		$ 107,313	$ 1,073,125	$ 2,146,250
	PSUs (2)	4/1/2025				9,338	93,384	186,768				$3,474,819
	RSUs (3)	4/1/2025							40,021			$ 1,489,181
Jack Kienzler	Annual Incentive Plan (1)		$ 36,400	$ 364,000	$ 728,000
	PSUs (2)	4/1/2025				1,588	15,876	31,752				$590,746
	RSUs(3)	4/1/2025							6,804			$ 253,177
Laura Heltebran(3)	Annual Incentive Plan (1)		$20,682	$206,818	$413,636
	PSUs (2)	5/13/2025				1,411	14,109	28,218				$ 547,711
	RSUs(3)(4)	5/13/2025							6,047			$ 234,745
	RSUs(3)(4)	5/13/2025							14,397			$ 558,892
Charles Masters	Annual Incentive Plan (1)		$ 33,150	$ 331,500	$ 663,000
	PSUs (2)	4/1/2025				1,027	10,273	20,546				$382,258
	RSUs(3)	4/1/2025							4,402			$ 163,798
Renee Swan	Annual Incentive Plan (1)		$ 24,960	$ 249,600	$ 499,200
	PSUs (2)	4/1/2025				654	6,537	13,074				$243,242
	RSUs(3)	4/1/2025							2,802			$ 104,262

(1)NEOs participate in Atmus’ annual bonus plan, as described in the section titled “Compensation Discussion and Analysis”. The payout is calculated based on a formula approved by the TMCC annually. Each participant is assigned a target award as a percent of salary. For purposes of this plan, Atmus’ performance is measured by adjusted EBITDA as defined by the annual bonus plan. The annual bonus is calculated as follows: (annual bonus) equals (actual base salary and other eligible compensation paid for calendar year) times (annualized target bonus percentage assigned to each NEO) times (payout factor).The payout factor could range from zero to 2.0, in increments of 0.1.
(2)Atmus granted PSUs for the 2025 – 2027 performance period. The number of PSUs earned for the 2025 – 2027 performance cycle will be based 50% on Atmus’ 3-year cumulative Adjusted EBITDA and 50% on Atmus’ 3-year average ROIC. The payout factor could range from zero to 2.0, in increments of 0.1.
(3)Atmus granted RSUs under the Atmus Omnibus Plan as part of Atmus’ 2025 annual long-term incentive compensation program. Each RSU that vests will be settled with one share of Atmus Common Stock following the vesting date of March 1, 2028, subject to the terms of the Atmus Omnibus Plan.
(4)Ms. Heltebran’s RSU grant includes RSUs issued in connection with Atmus’ annual long-term incentive program and a one-time equity award.

OUTSTANDING EQUITY AWARDS AT 2025 YEAR-END
The Atmus closing stock price of $51.91 on December 31, 2025 was used to calculate the values in the table below.
2026 PROXY STATEMENT | 44

		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Name	Nature of Award
Stephanie J. Disher	RSU Award (1) (2)			40,021	$2,077,490
	RSU Award (1) (3)			38,174	$1,981,612
	RSU Award (1) (4)			126,103	$6,546,007
	RSU Award (1) (5)			40,288	$2,091,350
	PSU Award (6)					93,384	$4,847,563
	PSU Award (7)					178,144	$9,247,455
	PSU Award (8)			188,010	$9,759,599
Jack Kienzler	RSU Award (1) (2)			6,804	$353,196
	RSU Award (1) (3)			8,982	$466,256
	RSU Award (1) (4)			25,221	$1,309,222
	RSU Award (1) (5)			9,784	$507,887
	PSU Award (6)					15,876	$824,123
	PSU Award (7)					41,916	$2,175,860
	PSU Award (8)			45,660	$2,370,211
Laura Heltebran	RSU Award (9) (10)			20,444	$1,061,248
	PSU Award (6)					14,109	$732,398
Charles Masters	RSU Award (1) (2)			4,402	$228,508
	RSU Award (1) (3)			4,772	$247,715
	RSU Award (1) (4)			12,610	$654,585
	RSU Award (1) (5)			5,036	$261,419
	PSU Award (6)					10,273	$533,271
	PSU Award (7)					22,268	$1,155,932
	PSU Award (8)			23,502	$1,219,989
Renee Swan	RSU Award (1) (2)			2,802	$145,452
	RSU Award (1) (3)			3,930	$204,006
	RSU Award (1) (4) (5)			26,832	$1,392,849
	PSU Award (6)					6,537	$339,336
	PSU Award (7)					18,338	$951,926
	PSU Award (8)			20,596	$1,069,138
(1)Each RSU that vests will be settled with one share of Atmus Common Stock, subject to the terms of the Atmus Omnibus Plan.
(2)These RSUs were granted on April 1, 2025 under the Atmus Omnibus Plan as a 2025 annual grant and vest on March 1, 2028.
(3)These RSUs were granted on April 1, 2024 under the Atmus Omnibus Plan as a 2024 annual grant and vest on March 1, 2027.
(4)These RSUs were granted on August 14, 2023 under the Atmus Omnibus Plan as off-cycle grants and vest in two equal installments on May 30, 2026 and May 30, 2027.
(5)These RSUs were granted on June 30, 2023 (except for Renee Swan, whose RSUs were granted on her hire date of August 14, 2023) under the Atmus Omnibus Plan as part of Atmus’ 2023 annual long-term incentive compensation program and vest on March 1, 2026.
(6)These PSUs were granted on April 1, 2025 for the 2025 – 2027 performance period. The number of PSUs is represented at target payout and were tracking at 90%. The PSUs earned will be settled in shares in March 2028.
(7)These PSUs were granted on April 1, 2024 for the 2024 – 2026 performance period. The number of PSUs is represented at maximum payout and were tracking at 120%. The PSUs earned will be settled in shares in March 2027.
(8)These PSUs were granted on June 30, 2023 (except for Renee Swan, whose PSUs were granted on her hire date of August 14, 2023) for the 2023 – 2025 performance period. The number of PSUs is represented at maximum payout and were tracking at 180%. The PSUs earned will be settled in shares in March 2026.
(9)These RSUs include both a 2025 annual equity award and a one time equity award, each granted on May 13, 2025 under the Atmus Omnibus Plan. The RSUs that are part of the annual equity award vest in full on March 1, 2028. RSUs granted as a one-time equity award vest in full on May 13, 2028.
(10)These PSUs were granted on May 13, 2025 for the 2025–2027 performance period. The number of PSUs is represented at target payout and were tracking at 90%. The PSUs earned will be settled in shares in March 2028.
2026 PROXY STATEMENT | 45

Option Exercises and Stock Vested During 2025

Award Achievement for PSU Awards for the 2022 – 2024 Performance Cycle

The PSU awards reflected in the “Option Exercises and Stock Vested During 2025” table relate to PSUs granted in July 2023 under the Company’s 2022-2024 long-term incentive (LTI) award stub cycle. These awards were expressed as a target number of shares of Atmus common stock and were eligible to be earned at a payout ranging from 0% to 200% of target depending on the Company’s achievement of cumulative Adjusted EBITDA over the applicable performance period.

The performance period for these awards covered the post-IPO stub cycle from July 1, 2023 though December 31, 2024. Payout levels were determined based on a step-slope payout schedule tied to cumulative Adjusted EBITDA performance over the performance period. Following completion of the performance period, the TMCC certified the Company’s performance results and determined the final payout percentage for the PSU awards based on the Company’s level of achievement relative to the performance thresholds established for the stub cycle.

The 2022-2024 Stub Cycle Performance Goals table below illustrates the applicable performance goals and the Company’s performance results for the 2022-2024 LTI stub cycle.

The aggregate number of shares that vested in 2025 pursuant to LTI awards for each of the Company’s NEOs is reflected in the “Option Exercises and Stock Vested During 2025” table below.

2022-2024 STUB CYCLE PERFORMANCE GOALS
Performance Measure	Weighting	Threshold (10% Payout)	Target (100% Payout)	Maximum (200% Payout)	Achievement	Vesting Percentage	Weighted Payout
Cumulative Adjusted EBITDA	100%	$352.2 million	$414.4 million	$476.5 million	>$470.4 million	190%	190%
Final Vesting Percent							190%

For a reconciliation of non-GAAP performance measures to the most directly comparable financial measures calculated in accordance with U.S. GAAP, see Appendix A.

Name of Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
Stephanie J. Disher	-	$-	21,114	$840,337
Jack Kienzler	-	$-	3,057	$122,134
Laura Heltebran	-	$-	-	$-
Charles Masters	-	$-	4,405	$175,784
Renee Swan	-	$-	9,808	$443,125

(1) Vested PSUs were granted in April 2022 to be earned in a multiple ranging from zero to 2.0 of target, in increments of 0.1, based on the Company’s performance during the 2022-2024 performance cycle. These PSUs were earned and fully vested in 2025. The number of shares disclosed represents the gross number of Atmus shares acquired upon vesting of RSUs and PSUs without taking into account any shares that may be withheld to cover applicable tax obligations.
(2) The value realized upon vesting reflects the aggregate market value (using unadjusted closing price) of Atmus shares on the vesting date of the RSUs or the PSUs.

2025 Nonqualified Deferred Compensation

None of Atmus’ NEOs have participated in any non-qualified deferred compensation plans prior to December 31, 2025.

2026 PROXY STATEMENT | 46

Employment and Severance Agreements

Each NEO is employed at will and participates in the Company’s Executive Severance Plan, which governs severance and change-in-control benefits. The material terms of this plan are described in the sections below titled “Potential Payments Upon Termination or Change of Control as of 2025 Year-End” and “Potential Payments Upon Termination of Employment Not in Connection With a Change of Control.”

Appointment of Laura Heltebran, Senior Vice President, Chief Legal Officer and Corporate Secretary

In 2025, Atmus appointed Laura Heltebran as Senior Vice President, Chief Legal Officer and Corporate Secretary. Prior to joining Atmus, Ms. Heltebran served as Executive Vice President, Chief Legal Officer and Corporate Secretary at Wheels Up Experience Inc., where she led the company through its initial public offering, and has held senior legal and leadership roles at Hewlett Packard enterprise, MCI Telecommunications, DXC Technology and Hilton Worldwide.

Under the terms of her offer letter, Ms. Heltebran receives an annual base salary of $500,000, a target annual incentive opportunity equal to 65% of base salary, and a target annual long-term incentive award with a grant-date fair value of $700,000, generally delivered in the same form and subject to the same performance and vesting conditions as awards made to other NEOs. In connection with her appointment, Ms. Heltebran received a one‑time sign‑on equity award with a grant-date fair value of $500,000. She also participates in the Company’s Executive Severance Plan and other benefit, retirement and welfare programs available to Atmus executive officers.

Potential Payments Upon Termination or Change of Control as of 2025 Year-End

The following section provides information relating to payments and other benefits to which Atmus’ NEOs may become entitled upon a qualifying termination of employment or change of control of Atmus.

Potential Payments Upon Termination of Employment Not in Connection With a Change of Control

The following narrative and tables summarize arrangements under which payments may be made to Atmus’ NEOs in the event of a termination of employment without “cause” other than in connection with a change of control.

Severance Policy

Atmus’ severance policy is designed to be consistent with prevailing market practice and good governance guidelines. The policy covers Atmus’ leadership officers, including the NEOs, and provides the following benefits to Atmus’ NEOs upon termination of employment without “cause” other than in connection with a change of control:

For Atmus' Chief Executive Officer	For Other Leadership Officers, Including NEOs other than the CEO
•Severance equal to two years’ salary, paid semi-monthly over two years, plus a pro-rated annual bonus for the year in which termination occurs, calculated at the actual payout factor and paid at the normal time.
•Health insurance, outplacement service and financial counseling benefits paid during the salary continuation period.

•Severance equal to one year’s salary, paid semi-monthly over one year, plus a pro-rated actual bonus for the year in which termination occurs, calculated at the actual payout factor and paid at the normal time.
•Health insurance, outplacement service and financial counseling benefits paid during the salary continuation period.

“Cause” is defined for this purpose generally as (1) a material violation of the provisions of certain agreements or an applicable code of ethics or other policy; (2) gross negligence or willful misconduct, or refusal to perform duties and responsibilities; (3) conduct that brings, or is reasonably likely to bring, Atmus or an affiliate negative publicity or cause financial or reputational harm; (4) an act of dishonesty or disloyalty involving Atmus or an affiliate; (5) violation of any law in connection with employment or service; (6) breach of a fiduciary duty; (7) embezzlement, misappropriation or fraud; or (8) conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony or a crime that constitutes a misdemeanor involving moral turpitude.

Long-Term Incentive Awards

As described elsewhere in this Proxy Statement, Atmus has granted to its NEOs awards of PSUs and RSUs that generally require continued employment or service for vesting to occur, subject to limited exceptions. Unvested equity awards are treated in accordance with the governing plan documents and grant agreements. Under the current agreements, unvested equity awards are forfeited in the event of termination without “cause”. These exceptions are described below.

2026 PROXY STATEMENT | 47

Retirement
Upon a qualifying retirement, an award holder’s PSUs and RSUs will generally be prorated based on the number of months of active service in the vesting or performance period, and the prorated PSUs will be earned following the end of the performance period using the actual payout factor.

A qualifying retirement is defined for this purpose generally as (1) retirement at any age with at least 30 years of credited service, (2) retirement at age 55 or older with at least five years of credited service or (3) retirement at age 65 regardless of the number of years of credited service. None of Atmus’ NEOs were eligible for a qualifying retirement as of December 31, 2025.

Death or Disability
Upon the award holder’s death or disability prior to vesting, PSUs and RSUs will generally be prorated based on the number of months of active service in the performance period, and the prorated PSUs will be earned using a payout factor determined by the timing of the death or disability in the performance period:

Death or Disability Occurring During:	Payout Factor
Year 1 of Performance Period	Target
Year 2 of Performance Period	Year 1 PSUs’ payout factor will be based on actual performance results for year 1; the payout factor for the remaining portion of the pro rata PSUs will be target
Year 3 of Performance Period	Actual payout factor for the full performance period
Payments and other benefits to each of Atmus’ NEOs under the arrangements described above, assuming the triggering event occurred on December 31, 2025 and the value of Atmus’ Common Stock was $51.91, the closing price on the last day of 2025, are estimated in the table below. Only payments or other benefits that would be accelerated or otherwise enhanced as a result of the triggering event are included in the table below. Awards that would be forfeited or not paid upon the triggering event, or that were already fully vested as of December 31, 2025, are either not included in the table below or are shown as having no value in connection with the triggering event. None of the NEOs are eligible for retirement as of December 31, 2025 and the Qualifying Retirement column has been omitted in the tables below.

2026 PROXY STATEMENT | 48

Stephanie J. Disher	Voluntary Termination	Involuntary Not-for-Cause Termination	Termination for Cause	Death	Disability
Severance	$-	$1,850,000	$-	$-	$-
Annual Bonus	$-	$1,073,125	$-	$-	$-
Health Insurance Continuation	$-	$72,875	$-	$-	$-
Outplacement	$-	$50,000	$-	$-	$-
Financial Counseling	$-	$30,000	$-	$-	$-
Accelerated or Continued Vesting of Long-Term Incentive Awards	$-	$-	$-	$-	$-
PSUs for 2023 - 2025 Cycle(1)	$-	$-	$-	$8,819,173	$8,819,173
PSUs for 2024 - 2026 Cycle(2)	$-	$-	$-	$3,094,955	$3,094,955
PSUs for 2025 - 2027 Cycle(3)	$-	$-	$-	$1,620,835	$1,620,835
RSU Launch Grants	$-	$-	$-	$4,833,097	$4,833,097
RSUs for 2023 - 2025 Cycle	$-	$-	$-	$1,908,919	$1,908,919
RSUs for 2024 - 2026 Cycle	$-	$-	$-	$1,989,629	$1,989,629
RSUs for 2025 - 2027 Cycle	$-	$-	$-	$2,083,893	$2,083,893
Aggregate Payment and Benefits	$-	$3,076,000	$-	$24,350,501	$24,350,501
(1) The entire 2023 – 2025 award performance period was completed as of December 31, 2025, but is not earned. The award is shown assuming a payout factor of 1.8 payable under a qualifying retirement, death, and disability.
(2) Since the termination event is assumed to occur on December 31, 2025, which was the end of the second year of the 2024 - 2026 award cycle, for purposes of this table, two-thirds of the target awards for the 2024 - 2026 award cycle, assuming a payout factor of 1.0, is shown as payable under a qualifying retirement, death, and disability. In the event of an actual termination, the actual payout factor would be applied for all periods on a qualifying retirement and for completed years on death and disability.
(3) Since the termination event is assumed to occur on December 31, 2025, which was the end of the first year of the 2025 - 2027 award cycle, for purposes of this table, one-third of the target awards for the 2025 - 2027 award cycle, assuming a payout factor of 1.0, is shown as payable under a qualifying retirement, death, and disability. In the event of an actual termination, the actual payout factor would be applied for all periods on a qualifying retirement and for completed years on death and disability.

Jack Kienzler	Voluntary Termination	Involuntary Not-for-Cause Termination	Termination for Cause	Death	Disability
Severance	$-	$525,000	$-	$-	$-
Annual Bonus	$-	$364,000	$-	$-	$-
Health Insurance Continuation	$-	$36,438	$-	$-	$-
Outplacement	$-	$25,000	$-	$-	$-
Financial Counseling	$-	$15,000	$-	$-	$-
Accelerated or Continued Vesting of Long-Term Incentive Awards	$-	$-	$-	$-	$-
PSUs for 2023 - 2025 Cycle(1)	$-	$-	$-	$2,141,819	$2,141,819
PSUs for 2024 - 2026 Cycle(2)	$-	$-	$-	$728,221	$728,221
PSUs for 2025 - 2027 Cycle(3)	$-	$-	$-	$275,554	$275,554
RSU Launch Grants	$-	$-	$-	$966,630	$966,630
RSUs for 2023 - 2025 Cycle	$-	$-	$-	$509,942	$509,942
RSUs for 2024 - 2026 Cycle	$-	$-	$-	$468,142	$468,142
RSUs for 2025 - 2027 Cycle	$-	$-	$-	$354,284	$354,284
Aggregate Payment and Benefits	$-	$965,438	$-	$5,444,593	$5,444,593
(1) The entire 2023 – 2025 award performance period was completed as of December 31, 2025, but is not earned. The award is shown assuming a payout factor of 1.8 payable under a qualifying retirement, death, and disability.
(2) Since the termination event is assumed to occur on December 31, 2025, which was the end of the second year of the 2024 - 2026 award cycle, for purposes of this table, two-thirds of the target awards for the 2024 - 2026 award cycle, assuming a payout factor of 1.0, is shown as payable under a qualifying retirement, death, and disability. In the event of an actual termination, the actual payout factor would be applied for all periods on a qualifying retirement and for completed years on death and disability.
(3) Since the termination event is assumed to occur on December 31, 2025, which was the end of the first year of the 2025 - 2027 award cycle, for purposes of this table, one-third of the target awards for the 2025 - 2027 award cycle, assuming a payout factor of 1.0, is shown as payable under a qualifying retirement, death, and disability. In the event of an actual termination, the actual payout factor would be applied for all periods on a qualifying retirement and for completed years on death and disability.

2026 PROXY STATEMENT | 49

Laura Heltebran	Voluntary Termination	Involuntary Not-for-Cause Termination	Termination for Cause	Death	Disability
Severance	$-	$500,000	$-	$-	$-
Annual Bonus	$-	$206,818	$-	$-	$-
Health Insurance Continuation	$-	$36,438	$-	$-	$-
Outplacement	$-	$25,000	$-	$-	$-
Financial Counseling	$-	$15,000	$-	$-	$-
Accelerated or Continued Vesting of Long-Term Incentive Awards	$-	$-	$-	$-	$-
PSUs for 2023 - 2025 Cycle	$-	$-	$-	$-	$-
PSUs for 2024 - 2026 Cycle	$-	$-	$-	$-	$-
PSUs for 2025 - 2027 Cycle(1)	$-	$-	$-	$244,885	$244,885
RSU Launch Grants	$-	$-	$-	$-	$-
RSUs for 2023 - 2025 Cycle	$-	$-	$-	$-	$-
RSUs for 2024 - 2026 Cycle	$-	$-	$-	$-	$-
RSUs for 2025 - 2027 Cycle	$-	$-	$-	$210,591	$210,591
Aggregate Payment and Benefits	$-	$783,256	$-	$455,476	$455,476
(1) Since the termination event is assumed to occur on December 31, 2025, which was the end of the first year of the 2025 - 2027 award cycle, for purposes of this table, one-third of the target awards for the 2025 - 2027 award cycle, assuming a payout factor of 1.0, is shown as payable under a qualifying retirement, death, and disability. In the event of an actual termination, the actual payout factor would be applied for all periods on a qualifying retirement and for completed years on death and disability.

Charles Masters	Voluntary Termination	Involuntary Not-for-Cause Termination	Termination for Cause	Death	Disability
Severance	$-	$500,000	$-	$-	$-
Annual Bonus	$-	$331,500	$-	$-	$-
Health Insurance Continuation	$-	$36,438	$-	$-	$-
Outplacement	$-	$25,000	$-	$-	$-
Financial Counseling	$-	$15,000	$-	$-	$-
Accelerated or Continued Vesting of Long-Term Incentive Awards	$-	$-	$-	$-	$-
PSUs for 2023 - 2025 Cycle(1)	$-	$-	$-	$1,102,432	$1,102,432
PSUs for 2024 - 2026 Cycle(2)	$-	$-	$-	$386,869	$386,869
PSUs for 2025 - 2027 Cycle(3)	$-	$-	$-	$178,305	$178,305
RSU Launch Grants	$-	$-	$-	$483,299	$483,299
RSUs for 2023 - 2025 Cycle	$-	$-	$-	$262,476	$262,476
RSUs for 2024 - 2026 Cycle	$-	$-	$-	$248,717	$248,717
RSUs for 2025 - 2027 Cycle	$-	$-	$-	$229,212	$229,212
Aggregate Payment and Benefits	$-	$907,938	$-	$2,891,310	$2,891,310
(1) The entire 2023 – 2025 award performance period was completed as of December 31, 2025, but is not earned. The award is shown assuming a payout factor of 1.8 payable under a qualifying retirement, death, and disability.
(2) Since the termination event is assumed to occur on December 31, 2025, which was the end of the second year of the 2024 - 2026 award cycle, for purposes of this table, two-thirds of the target awards for the 2024 - 2026 award cycle, assuming a payout factor of 1.0, is shown as payable under a qualifying retirement, death, and disability. In the event of an actual termination, the actual payout factor would be applied for all periods on a qualifying retirement and for completed years on death and disability.
(3) Since the termination event is assumed to occur on December 31, 2025, which was the end of the first year of the 2025 - 2027 award cycle, for purposes of this table, one-third of the target awards for the 2025 - 2027 award cycle, assuming a payout factor of 1.0, is shown as payable under a qualifying retirement, death, and disability. In the event of an actual termination, the actual payout factor would be applied for all periods on a qualifying retirement and for completed years on death and disability.

2026 PROXY STATEMENT | 50

Renee Swan	Voluntary Termination	Involuntary Not-for-Cause Termination	Termination for Cause	Death	Disability
Severance	$-	$416,000	$-	$-	$-
Annual Bonus	$-	$249,600	$-	$-	$-
Health Insurance Continuation	$-	$36,438	$-	$-	$-
Outplacement	$-	$25,000	$-	$-	$-
Financial Counseling	$-	$15,000	$-	$-	$-
Accelerated or Continued Vesting of Long-Term Incentive Awards	$-	$-	$-	$-	$-
PSUs for 2023 - 2025 Cycle(1)	$-	$-	$-	$966,117	$966,117
PSUs for 2024 - 2026 Cycle(2)	$-	$-	$-	$318,592	$318,592
PSUs for 2025 - 2027 Cycle(3)	$-	$-	$-	$113,461	$113,461
RSU Launch Grants	$-	$-	$-	$1,398,484	$1,398,484
RSUs for 2023 - 2025 Cycle	$-	$-	$-	$-	$-
RSUs for 2024 - 2026 Cycle	$-	$-	$-	$204,832	$204,832
RSUs for 2025 - 2027 Cycle	$-	$-	$-	$145,900	$145,900
Aggregate Payment and Benefits	$-	$742,038	$-	$3,147,385	$3,147,385
(1) The entire 2023 – 2025 award performance period was completed as of December 31, 2025, but is not earned. The award is shown assuming a payout factor of 1.8 payable under a qualifying retirement, death, and disability.
(2) Since the termination event is assumed to occur on December 31, 2025, which was the end of the second year of the 2024 - 2026 award cycle, for purposes of this table, two-thirds of the target awards for the 2024 - 2026 award cycle, assuming a payout factor of 1.0, is shown as payable under a qualifying retirement, death, and disability. In the event of an actual termination, the actual payout factor would be applied for all periods on a qualifying retirement and for completed years on death and disability.
(3) Since the termination event is assumed to occur on December 31, 2025, which was the end of the first year of the 2025 - 2027 award cycle, for purposes of this table, one-third of the target awards for the 2025 - 2027 award cycle, assuming a payout factor of 1.0, is shown as payable under a qualifying retirement, death, and disability. In the event of an actual termination, the actual payout factor would be applied for all periods on a qualifying retirement and for completed years on death and disability.
2026 PROXY STATEMENT | 51

Potential Payments Upon Change of Control or a Termination of Employment in Connection With a Change of Control

The following narrative and tables summarize the arrangements under which payments may be made to Atmus’ NEOs in the event of a termination of employment in connection with a change of control.

Change of Control Severance Policy

As previously disclosed, Atmus has adopted a change of control severance policy that is designed to be consistent with prevailing market practice and good governance guidelines.

Atmus’ change of control severance policy covers Atmus leadership officers, including Atmus’ NEOs, and provides for the following benefits upon termination of employment without “cause” or for “good reason” within the 60 days preceding, or the two years following, the change of control.

For Atmus' Chief Executive Officer	For Atmus' NEOs Other Than the CEO
•Severance equal to three times the sum of annual salary plus the annual target bonus. •Health insurance, outplacement service and financial counseling benefits.	•Severance equal to two times the sum of annual salary plus the annual target bonus. •Health insurance, outplacement service and financial counseling benefits.
“Cause” is defined for this purpose generally as (1) willful and continued failure to perform substantially the executive’s duties (other than any such failure resulting from incapacity due to physical or mental illness), or (2) conviction of a felony.
“Good reason” is defined for this purpose generally as (1) the assignment of duties inconsistent with the executive’s position, authority, duties or responsibilities, or any other action by Atmus that results in a diminution in such position, authority, duties or responsibilities, excluding certain actions that are remedied promptly after receipt of notice, (2) a required relocation of the principal place of work to a location that would substantially increase the commute or requirement to travel to a substantially greater extent than prior to the change of control, (3) a reduction in salary or participation level or opportunity in any bonus or other incentive compensation plan or program, or (4) Atmus’ material breach of any provision of the change of control severance policy.
“Change of control” is defined for this purpose generally as (1) the consummation of (a) certain mergers or similar forms of corporate transactions, or (b) certain dispositions of all or substantially all of Atmus’ assets, unless there is more than 50% continuity in ownership following the transaction, (2) approval by Atmus’ stockholders of any plan or proposal for the complete liquidation or dissolution of Atmus, (3) certain persons becoming the beneficial owners of 25% or more of the combined voting power of Atmus’ outstanding securities, (4) certain changes in the majority of Atmus’ incumbent directors during a period of two years (excluding any changes that are not approved by a majority of the incumbent directors) or (5) any other event that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act.

Long-Term Incentive Awards

As described elsewhere in this Proxy Statement, Atmus has granted to its NEOs awards of PSUs and RSUs. Upon a change of control, these awards would be treated in accordance with the governing plan documents and grant agreements. Under the current plan document, if the awards would not be continued, assumed or replaced with the same type of award with similar terms and conditions, then all outstanding awards would be cancelled in exchange for a cash payment equal to the value of the vested and unvested awards (at the target level of achievement, for performance awards) at the time of the change of control. If the awards are continued, assumed or replaced, then the awards would vest in full (at the target level of achievement, for performance awards) only if the award holder is terminated without “cause” or for “good reason” within the 24 months following the change of control.

The purposes of these benefits are to encourage Atmus’ key executives to concentrate on taking actions that are in the best interests of Atmus’ stockholders without regard to whether such actions may ultimately have an adverse impact on their job security and to enable key executives to provide objective advice on any potential change of control without undue concern for their personal financial situations.

Atmus does not provide tax gross-ups for excise taxes imposed because of the “golden parachute” excise tax provisions of Code Sections 280G and 4999. Atmus instead provides that, if excise taxes are imposed because of the golden parachute excise tax provisions of Code Sections 280G and 4999, change of control compensation will either be cut
2026 PROXY STATEMENT | 52

back to below the level that would trigger the imposition of the excise taxes, or paid in full and be subject to the excise taxes, whichever results in the better after-tax outcome to the affected person.

Payments and other benefits to each of Atmus’ NEOs under these arrangements, assuming the triggering events occurred on December 31, 2025 and the value of Atmus’ common stock was $51.91, the closing price on the last trading day of 2025, are estimated in the table below. Only payments or other benefits that would be accelerated or otherwise enhanced as a result of the triggering event are included. Awards that would be forfeited or not paid upon the triggering event, or that were already fully vested as of December 31, 2025, are either not included in the table below or are shown as having no value in connection with the triggering event. Amounts actually received, should any of the triggering events occur, may vary.

The following table sets forth the payments that would have been paid to Atmus’ NEOs in the event their employment was terminated on December 31, 2025, in connection with a change of control:

Payments	Stephanie J. Disher	Jack Kienzler	Laura Heltebran	Charles Masters	Renee Swan
Severance	$6,105,000	$1,785,000	$1,650,000	$1,700,000	$1,331,200
Unvested Restricted Stock	$12,745,821	$2,646,887	$1,064,519	$1,397,638	$1,749,216
Unvested Performance Cash Plan	$-	$-	$-	$-	$-
Unvested Performance Share Plan	$18,324,111	$4,060,814	$734,656	$2,217,651	$1,784,387
Retirement Benefit Payment	$-	$-	$-	$-	$-
Health Insurance	$109,313	$72,875	$72,875	$72,875	$72,875
Outplacement Service	$75,000	$50,000	$50,000	$50,000	$50,000
Financial Counseling Benefit	$45,000	$30,000	$30,000	$30,000	$30,000
Reduction due to Best Net of Taxes Provision	$-	$-	$-	$-	$(506,774)
Aggregate Payments	$37,404,244	$8,645,575	$3,602,050	$5,468,164	$4,510,904

CEO Pay Ratio

As required by Item 402(u) of Regulation S-K, the ratio of the annual total compensation of Atmus’ CEO, Ms. Disher, to that of our median employee in 2025 is set forth in the table below.

Ms. Disher’s compensation (as reported in the Summary Compensation Table) for 2025 was $7,002,975 and the annual total compensation of our median employee was $45,664, resulting in a CEO-to-median employee pay ratio of 153:1. The compensation amounts used to calculate the ratio are as follows:

2025 Annual Total Compensation
Stephanie Disher	$7,002,975
Median Employee	$45,664
The median employee was identified and the ratio was calculated in accordance with the methodology permitted under Item 402(u) of Regulation S-K, which implements Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act. To identify the median employee, Atmus reviewed the 2025 annual base salary and hourly wages plus target variable compensation (target total cash compensation) of all Atmus employees globally, including all full-time and part-time employees who were on Atmus’ payroll as of December 31, 2025, which is consistent with the methodology permitted under the SEC regulations. Approximately 36% of the headcount is located in the U.S. Atmus used the annual base salaries or hourly wages including those of permanent employees who had been employed by Atmus for less than the full year. Atmus converted the annual target total cash compensation of all employees to U.S. dollars to aid in the identification of the median employee.

While Atmus designs its compensation programs to reflect the local market practices in each country in which it operates, Atmus strives to reference, on average, market median pay for all employees globally, having taken into consideration the 25th and 75th percentiles as well.

2026 PROXY STATEMENT | 53

PAY VERSUS PERFORMANCE DISCLOSURE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of the SEC’s Regulation S-K, we are providing the following information about the relationship between “Compensation Actually Paid,” referred to as “CAP,” to our CEO (or principal executive officer ("PEO")) and our other NEOs as compared to Atmus’ total stockholder return (“TSR”), the TSR of our selected peer group, our GAAP net income, and our Company-selected performance measure, Adjusted EBITDA. For further information concerning Atmus’ performance-based approach to executive compensation and how Atmus aligns executive compensation with Atmus’ performance, refer to the Compensation Discussion and Analysis of this Proxy Statement.

2025 Pay vs. Performance Table

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs (1)	Average Compensation Actually Paid to Non-PEO NEOs (1)(2)	Value of Initial Fixed $100 Investment Based On:		Net Income ($MM) (4)	Adjusted EBITDA ($MM) (5)
					Atmus TSR (3)	Peer Group TSR (3)
2025	$7,002,975	$14,713,923	$1,575,859	$2,552,936	$241.69	$178.23	$207.40	$353.50
2024	$6,094,165	$13,267,710	$1,381,068	$1,915,725	$181.50	$144.92	$185.6	$329.5
2023	$8,783,500	$10,716,380	$1,866,873	$2,157,381	$108.50	$124.51	$171.3	$302.3
(1)The PEO and Non-PEO NEOs included in the above compensation columns reflect the following:

Year	PEO	Non-PEO NEOs
2025	Stephanie Disher	Jack Kienzler, Laura Heltebran, Charles Masters, Renee Swan
2024	Stephanie Disher	Jack Kienzler, Charles Masters, Renee Swan, Toni Hickey
2023	Stephanie Disher	Jack Kienzler, Charles Masters, Renee Swan, Toni Hickey
(2)Compensation Actually Paid (“CAP”) reflects the SEC’s required methodology, with adjustments for calculating CAP from Summary Compensation Table values provided in the tables below.
(3)Total Shareholder Return (TSR) compares the cumulative total shareholder return on our shares against the cumulative return on the S&P 500 Industrial Index. It assumes the investment of $100 in our shares and in the S&P 500 Industrial Index on May 26,2023 .
(4)Net Income reflects GAAP net income, as disclosed in our financial statements.
(5)Adjusted EBITDA is defined as EBITDA after adding back certain one-time expenses, including costs associated with separation activities; for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measures, please see Appendix A.

2025 Adjustments to Calculate Compensation Actually Paid PEO:

Year	SCT Total Compensation	Deduct Grant Date Fair Value of Stock and Option Awards	Add Year-End Fair Value of Equity Awards Granted in Year	Add Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Add Fair Value of Equity Awards Granted and Vested in the Year	Add Change in Fair Value of Vested Equity Awards Granted in Prior Years	Deduct Fair Value of Equity Awards that Failed to Meet Vesting Conditions in Year	Add Value of Dividends or other Earnings Paid on Equity Awards	Total Equity Adjustments	Total CAP
2025	$7,002,975	($4,964,000)	$6,440,297	$6,118,807	$0	$13,095	$0	$102,750	$12,674,948	$14,713,923

Average Non-PEO NEOs:

Year	SCT Total Compensation	Deduct Grant Date Fair Value of Stock and Option Awards	Add Year-End Fair Value of Equity Awards Granted in Year	Add Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Add Fair Value of Equity Awards Granted and Vested in the Year	Add Change in Fair Value of Vested Equity Awards Granted in Prior Years	Deduct Fair Value of Equity Awards that Failed to Meet Vesting Conditions in Year	Add Value of Dividends or other Earnings Paid on Equity Awards	Total Equity Adjustments	Total CAP
2025	$1,575,859	($769,708)	$993,655	$723,899	$0	$16,104	$0	$13,126	$1,746,784	$2,552,936

Relationship Between Compensation Actually Paid (CAP) and Performance Measures
The Pay versus Performance table above illustrates the following:

•Atmus achieved TSR of 141.7% and the peer group achieved TSR of 78.2% from May 26, 2023, through December 31, 2025.
•2025 CAP for both our PEO and our non-PEO NEOs is higher than Summary Compensation Table total compensation because our stock price increased 141.7%, and a significant proportion of PEO and non-PEO NEO pay is in the form of stock-based compensation.
•Atmus’ 2025 net income increased to $207.4 million from $185.6 million in 2024.
2026 PROXY STATEMENT | 54

•Atmus’ 2025 Adjusted EBITDA increased to $353.5 million from $329.5 million in 2024. Adjusted EBITDA is the sole measure in our 2025 annual bonus and the 2022-2024 post-IPO stub cycle PSU award. The positive increase in Adjusted EBITDA contributed to a positive increase in CAP to our PEO and our non-PEO NEOs. Adjusted EBITDA is also a measure, along with ROIC, in the 2023-2025 PSU award and will have an effect on future CAP.

Tabular List of Performance Measures
The table below lists our most important performance measures used to link CAP for our NEOs to Atmus performance over the fiscal year ending December 31, 2025. These measures are used to determine payouts for our annual bonus and for our long-term incentive PSUs. We list only two financial performance measures in the table below because, during 2025, we used only two such measures to link CAP for our NEOs to Atmus performance. For more information on our incentive plan measures and goals, refer to the section titled “Compensation Discussion and Analysis.” The performance measures included in this table are not ranked by relative importance.

Most Important Metrics

Adjusted EBITDA
ROIC
2026 PROXY STATEMENT | 55

TALENT MANAGEMENT AND COMPENSATION COMMITTEE REPORT
The Talent Management and Compensation Committee reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) with management. Based on such review and discussion, the Talent Management and Compensation Committee has recommended to the Board of Directors that the CD&A be included in this Proxy Statement for incorporation by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. The Talent Management and Compensation Committee acts under a charter adopted by the Board of the Directors that is reviewed annually. The charter is available on our website located at www.atmus.com.
By the Members of the Talent Management and Compensation Committee:
Jane A. Leipold (Chair)
Stephen E. Macadam
Stuart A. Taylor II
2026 PROXY STATEMENT | 56

PROPOSAL 2 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
The Board of Directors recommends that you vote "FOR" the advisory vote to approve the compensation of the Named Executive Officers
As required by Section 14A of the Exchange Act, the Board of Directors is soliciting an advisory (non-binding) stockholder vote, commonly referred to as “Say-on-Pay”, to approve the compensation of the named executive officers (NEOs) whose compensation is disclosed in this Proxy Statement.
The Board of Directors strongly endorses our executive compensation program and recommends that the stockholders vote in favor of the following Resolution:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables and narratives contained in this Proxy Statement.”
Stockholders are encouraged to review the Compensation Discussion and Analysis section above as well as the accompanying tables and narrative disclosure referred to in the proposed resolution, which provide details about our executive compensation program as well as specific information about the compensation of our named executive officers.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers as described in this Proxy Statement. Although the vote is non-binding, the Board of Directors and the Talent Management and Compensation Committee value the opinions of our stockholders, and to the extent there is a significant vote against the above resolution the Talent Management and Compensation Committee will consider the stockholders’ concerns and will evaluate any actions that it believes may be necessary to address those concerns.
2026 PROXY STATEMENT | 57

AUDIT
PROPOSAL 3 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors recommends that you vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as Atmus’ independent registered public accounting firm for 2026
Under its charter, the Audit Committee is responsible for the appointment, compensation and oversight of our independent registered public accounting firm and has voted to appoint PwC as the firm of independent public accountants to audit our 2026 financial statements.
PwC has served as the principal independent auditor for the Company since 2021. The Audit Committee believes that the continued retention of PwC to serve as the Company’s independent registered auditor is in the best interests of the Company and its stockholders and has therefore reappointed PwC as the independent registered auditor for the Company for 2026. We recognize that there are several benefits of retaining a longer-tenured independent auditor. PwC has gained institutional knowledge and expertise regarding the Company’s global operations, accounting policies and practices, and internal control over financial reporting. Audit and other fees are also competitive with peer companies because of PwC’s familiarity with the Company and its operations.
Although we are not required to submit the appointment of PwC to a vote of the stockholders, our Board of Directors believes it is appropriate to request that the stockholders ratify the appointment. If the stockholders do not ratify this appointment, the Audit Committee will investigate the reasons for the rejection and will reconsider the appointment. A representative of PwC is expected to be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES
The Board has adopted a policy for the pre-approval of all audit and permitted non-audit services to be provided to Atmus by its independent auditor.
The Sarbanes-Oxley Act of 2002 and rules of the SEC prohibit our independent accountant from providing certain types of non-audit services to us. They also require that all audit, review or attest engagements required under the securities laws and permitted non-audit services provided to us by our independent accountant be pre-approved by the Audit Committee or one of its members to whom the Audit Committee has delegated authority. Under our policy and procedures, when considering whether to approve non-audit services to be provided by our independent accountant, the Audit Committee must consider whether the provision of the service would adversely affect the independence of the independent accountant. Specifically, the Audit Committee must consider whether the provision of the service would (i) place the accountant in the position of auditing his or her own work; (ii) result in the accountant acting as management or an employee of the Company; or (iii) place the accountant in the position of being an advocate for us. Any proposed non-audit service that the Audit Committee determines would adversely affect the independence of our independent accountant will not be approved. The Audit Committee is solely responsible for pre-approving all audit and non-audit services. The Audit Committee has delegated to its chair authority to pre-approve audit and permitted non-audit services to be provided by our independent accountant, provided that such services are permissible under our foregoing policy and procedures. Decisions of the chair must be reported to the full Audit Committee at its next scheduled meeting.

AUDIT FEES, AUDIT-RELATED FEES AND ALL OTHER FEES
The following table sets forth the fees for professional services rendered by PwC with respect to fiscal years 2025 and 2024.

Fee Category	2025	2024
Audit-Fees(1)	$3,239,122	$3,301,850
Audit-Related Fees(2)	$—	$300,500
Tax Fees(3)	$49,331	$—
All Other Fees(4)	$2,000	$2,000
(1) “Audit Fees” principally includes audit and review of financial statements (including internal control over financial reporting), statutory audits and SEC registration statements.
(2) “Audit-Related Fees” principally includes attestation services requested by management, accounting consultations, and pre- or post-implementation reviews of processes or systems.
(3) “Tax Fees” includes fees for tax compliance and tax advisory services, including sales, indirect and value-added tax audit support.
(4) “All Other Fees” includes fees billed for all other professional services rendered, other than those reported as “Audit Fees,” “Audit-Related Fees” and “Tax Fees.”
2026 PROXY STATEMENT | 58

AUDIT COMMITTEE REPORT
The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities. The Sarbanes-Oxley Act and the NYSE require that our Audit Committee be composed of at least three members, all of whom must be independent. The Board has determined that the Audit Committee is entirely “independent,” as that term is defined in the independence requirements for audit committee members contained in the applicable rules of the SEC and corporate governance standards of the NYSE. The Audit Committee acts under a charter adopted by the Board of Directors that is reviewed annually. The charter is available on our website located at www.atmus.com.
Management is responsible for the Company’s internal controls, the financial reporting process, and for compliance with applicable laws and regulations. The Audit Committee’s responsibility is to monitor and oversee these processes. PwC, the Company’s registered public accounting firm, was responsible for performing an independent audit of the Company’s most recent consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.
In performing its responsibilities, the Audit Committee reviewed and discussed the Company’s audited consolidated financial statements and the effectiveness of internal control over financial reporting with management and PwC. The Audit Committee discussed with PwC matters required to be discussed under Statement on Auditing Standards No. 1301 “Communications with Audit Committees” adopted by the Public Company Accounting Oversight Board (the “PCAOB”). PwC also provided to the Audit Committee the written disclosures and letter required by PCAOB standards concerning PwC’s independence, and the Audit Committee discussed with PwC that firm’s independence.
Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC.
By the Members of the Audit Committee:
Gretchen R. Haggerty (Chair)
R. Edwin Bennett
Diego Donoso
Heath Sharp

2026 PROXY STATEMENT | 59

OTHER IMPORTANT INFORMATION

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth certain information, as of the end of Atmus’ 2025 fiscal year, for all Atmus equity compensation plans previously approved by stockholders. We have no equity compensation plans that are not approved by stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	1,849,216(1)	N/A	5,440,827
(1) Includes 698,950 restricted stock units and 1,150,266 performance stock units, which performance stock units are represented at the maximum number of shares that could be issued at vesting (actual payments are based on the attainment of pre-established three fiscal-year performance goals and may differ from the number of shares presented).
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of Atmus common stock as of March 25, 2026 by:
•Each director and director nominee;
•Each named executive officer;
•All directors, director nominees and executive officers of Atmus as a group; and
•Any person or group known by Atmus to beneficially own more than 5% of the outstanding shares of Atmus common stock based on Atmus’ review of the reports regarding ownership filed with the SEC.

Beneficial ownership is determined in accordance with the rules of the SEC and includes any shares over which a person exercises sole or shared voting or investment power. Under these rules, beneficial ownership also includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days of March 25, 2026 through the exercise of any stock option or other rights. Shares subject to stock options or other rights are deemed to be outstanding for the purpose of computing the ownership percentage of the person beneficially holding these stock option or other rights but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person. Unless otherwise indicated, the address for each holder listed below is c/o Atmus Filtration Technologies Inc., 26 Century Boulevard, Suite 500, Nashville, Tennessee 37214.

NAME	AMOUNT OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS
Stephanie J. Disher	152,886	*
Jack Kienzler	34,766	*
Renee Swan	22,199	*
Charles Masters	20,549	*
Laura Heltebran	-	*
Stephen E. Macadam	35,969	*
R. Edwin Bennett	16,701	*
Diego Donoso	9,078	*
Gretchen R. Haggerty	23,768**	*
Jane A. Leipold	17,919	*
Stuart A. Taylor II	9,078	*
Heath Sharp	5,614	*
All directors and executive officers as a group, a total of 13 persons	348,527	*
The Vanguard Group(1)	8,404,556	10.1
BlackRock, Inc.(2)	6,041,018	7.2
2026 PROXY STATEMENT | 60

T. Rowe Price Associates, Inc.(3)	4,677,937	5.7
FMR LLC (4)	4,419,785**	5.4

*Less than 1%.
** Rounded to the nearest whole number

(1) As of March 25, 2026, based on information set forth in a Schedule 13G filed with the SEC on June 10, 2024 by The Vanguard Group (“Vanguard”). Vanguard’s business address is 100 Vanguard Blvd., Malvern, PA 19355. Represents (i) 8,218,583 shares for which Vanguard has sole dispositive power, (ii) 185,973 shares for which Vanguard has shared dispositive power, (iii) no shares for which Vanguard has sole voting power, and (iv) 114,633 shares for which Vanguard has shared voting power.
(2) As of March 25, 2026, based on information set forth in a Schedule 13G filed with the SEC on October 25, 2024 by BlackRock, Inc. (“BlackRock”). BlackRock’s business address is 50 Hudson Yards, New York, NY 10001. Represents (i) 6,041,018 shares for which BlackRock has sole dispositive power, (ii) no shares for which BlackRock has shared dispositive power, (iii) 5,949,867 shares for which BlackRock has sole voting power, and (iv) no shares for which BlackRock has shared voting power.
(3) As of March 25, 2026, based on information set forth in a Schedule 13G filed with the SEC on February 17, 2026 by T. Rowe Price Associates, Inc. (“T. Rowe”). T. Rowe’s business address is 1307 Point Street, Baltimore, MD 21231. Represents (i) 4,677,884 shares for which T. Rowe has sole dispositive power, (ii) no shares for which T. Rowe has shared dispositive power, (iii) 4,561,818 shares for which T. Rowe has sole voting power, and (iv) no shares for which T. Rowe has shared voting power.
(4) As of March 25, 2026, based on information set forth in a Schedule 13G filed with the SEC on February 5, 2026 by FMR LLC (“FMR”). FMR’s business address is 245 Summer Street, Boston, Massachusetts 02210. Represents (i) 4,419,784.99 shares for which FMR has sole dispositive power, (ii) no shares for which FMR has shared dispositive power, (iii) 4,411,811 shares for which FMR has sole voting power, and (iv) no shares for which FMR has shared voting power.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Based on a review of reports required to be filed with the SEC during 2025 by directors, officers and beneficial owners of more than ten percent of the outstanding shares of common stock of the Company pursuant to Section 16(a) of the Exchange Act, and a review of written representations provided by them to the Company, we believe that our directors and executive officers timely complied with the requirements of Section 16(a) of the Exchange Act during 2025, except for one untimely report on Form 4 for Diego Donoso, Director, which was filed late on November 19, 2025 due to the fact that the reported transactions, which occurred on April 2, 2025, August 13, 2025, September 5, 2025 and November 13, 2025, only recently came to the attention of the Company and Mr. Donoso. Neither the reporting person nor the Company was aware of the reported transactions at the time they occurred. Upon discovery, the Company promptly took steps to prepare and file this Form 4 reflecting the reported transactions.

2026 PROXY STATEMENT | 61

STOCKHOLDER PROPOSALS
A proposal for action or the nomination of a director to be presented by any stockholder at the 2027 annual meeting of stockholders must be delivered in the manner and accompanied by the information required in our bylaws.
(1)Matters for Inclusion in the Proxy Statement for the 2027 Annual Meeting of Stockholders. For a stockholder proposal to be included in our proxy materials for our 2027 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act, the proposal must be received at the office of the Assistant Corporate Secretary no later than November 30, 2026 (no later than 120 calendar days before the anniversary of the first mailing of these proxy materials).
(2)Proposals not to be included in our Proxy Statement: Any stockholder proposal that is submitted for consideration at the 2027 annual meeting of stockholders, but not for inclusion in our proxy materials, must be received at the office of the Assistant Corporate Secretary no earlier than 5:00 pm Eastern Time on January 12, 2027, and no later than 5:00 pm Eastern Time on February 11, 2027.
(3)In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company's nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than December 13, 2026 (no later than 150 calendar days prior to the anniversary of the previous year’s annual meeting of stockholders).
Our bylaws are available on our website located at www.atmus.com. Stockholder proposals, director nominations and requests for copies of our bylaws should be delivered to Atmus Filtration Technologies Inc. c/o Assistant Corporate Secretary, 26 Century Boulevard, Suite 500, Nashville, Tennessee 37214.
REDUCE DUPLICATE MAILINGS
To reduce duplicate mailings, we are now sending only one copy of the Notice and, if you requested printed versions by mail, this Proxy Statement and/or our 2025 Annual Report on Form 10-K to multiple stockholders sharing an address unless we receive contrary instructions from one or more of the stockholders. Upon written or oral request, we will promptly deliver a separate copy of these documents, as applicable, to any stockholder at a shared address.
Stockholders sharing an address who are currently receiving multiple copies of the Notice, Annual Report on Form 10-K and/ or Proxy Statement may also request delivery of a single copy. Stockholders may make a request by writing to Atmus Filtration Technologies Inc. c/o Corporate Secretary, 26 Century Boulevard, Suite 500, Nashville, Tennessee 37214.
2026 PROXY STATEMENT | 62

APPENDIX A

NON-GAAP FINANCIAL MEASURES
We use non-GAAP (Generally Accepted Accounting Principles) financial information in this Proxy Statement and believe it is useful to investors as it provides additional information to facilitate comparisons of historical operating results, identify trends in our underlying operating results and provide additional insight and transparency on how we evaluate our business. These non-GAAP financial measures have no standardized meaning prescribed by U.S. GAAP and therefore are unlikely to be comparable to the calculation of similar measures for other companies. We believe the non-GAAP measures should always be considered along with the related U.S. GAAP financial measures.
We provide the following definitions for the non-GAAP financial measures used in this Proxy Statement:
•“EBITDA” is defined as earnings or losses before interest expense, income taxes, depreciation and amortization and “EBITDA margin” is defined as EBITDA as a percent of Net sales.
•“Adjusted EBITDA” is defined as EBITDA after adding back certain one-time expenses, reflected in Cost of sales and Selling, general and administrative expenses, associated with becoming a standalone public company, one-time restructuring costs and long-lived asset impairment charges and “Adjusted EBITDA margin” is defined as Adjusted EBITDA as a percent of Net sales.
•“Free cash flow” is defined as cash flows provided by (used for) operating activities less capital expenditures and “Adjusted free cash flow” is defined as Free cash flow after adding back certain one-time capital expenditures and other separation related costs associated with becoming a standalone public company and one-time restructuring costs.
Reconciliations of adjusted results to the most directly comparable GAAP measures are as follows:
2026 PROXY STATEMENT | 63

	For the Years Ended December 31,
	2025	2024	2023
	(in millions)
NET INCOME	$207.4	$185.6	$171.3
Plus:
Interest expense	33.4	40.6	25.8
Income tax expense	58.8	49.2	55.1
Depreciation and amortization	30.0	24.8	21.5
EBITDA (non-GAAP)	$329.6	$300.2	$273.7
Plus:
Impairment charges - Long-lived assets(a)	$8.4	$—	$—
One-time restructuring costs	—	4.1	—
One-time separation costs(b)	15.5	25.2	28.6
Adjusted EBITDA (non-GAAP)	$353.5	$329.5	$302.3
Net sales	$1,764.3	$1,669.6	$1,628.1
Net income margin	11.8%	11.1%	10.5%
EBITDA margin (non-GAAP)	18.7%	18.0%	16.8%
Adjusted EBITDA margin (non-GAAP)	20.0%	19.7%	18.6%
(a) During 2025, Atmus recognized fixed asset impairment charges on idled machinery, equipment and fixtures. We do not expect the idling of the assets to have a material adverse effect on our financial position, results of operations, cash flows, liquidity or capital resources.
(b) Primarily comprised of one-time expenses related to information technology, warehousing, manufacturing and human resources separation costs

	For the Years Ended December 31,
	2025	2024	2023
	(in millions)
Cash provided by operating activities	$202.7	$105.4	$189.0
Less:
Capital expenditures	$53.9	$48.6	$45.8
Free cash flow (non-GAAP)	$148.8	$56.8	$143.2
Plus:
One-time restructuring costs	$—	$4.1	$—
One-time separation capital expenditures	9.5	15.0	9.2
Other one-time separation related(a)	—	38.6	—
Adjusted free cash flow (non-GAAP)	$158.3	$114.5	$152.4
(a) Primarily comprised of one-time working capital inefficiencies associated with the move from intercompany settlement terms with Cummins to standalone practices.

2026 PROXY STATEMENT | 64

ATMUS FILTRATION TECHNOLOGIES INC.
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Use your 16-digit control number to access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ATMU2026**

You may attend the meeting via the Internet and vote during the meeting. Use your 16-digit control number to access the website and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V92308-P48671 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ATMUS FILTRATION TECHNOLOGIES INC.

The Board of Directors recommends you vote "FOR" all director nominees.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Stephanie J. Disher	☐	☐	☐
1b. Diego Donoso	☐	☐	☐
1c. Heath Sharp	☐	☐	☐
1d. Stuart A. Taylor II	☐	☐	☐

The Board of Directors recommends you vote "FOR" proposals 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

2026 PROXY STATEMENT | 65

V92309-P48671

ATMUS FILTRATION TECHNOLOGIES INC.
ANNUAL MEETING OF STOCKHOLDERS
MAY 12, 2026 8:30 A.M., CENTRAL TIME
This proxy is solicited by the Board of Directors

The undersigned stockholder hereby appoints Stephanie J. Disher and Laura Heltebran, and each of them individually, attorneys and proxies for the undersigned with full power of substitution, to act with respect to and to vote all shares which the undersigned is entitled to vote, with the powers the undersigned would possess if personally present, at the 2026 Annual Meeting of Stockholders of Atmus Filtration Technologies Inc., to be held live via the Internet at www.virtualshareholdermeeting.com/ATMU2026, on Tuesday, May 12, 2026, at 8:30 a.m., Central Time, and at any adjournments or postponements thereof, as directed on the reverse side with respect to the matters set forth on the reverse side, and with discretionary authority on all other matters that come before the meeting, all as more fully described in the Proxy Statement received by the undersigned stockholder. If no direction is made, the proxy will be voted: (a) "FOR" the election of the director nominees named on the reverse side, (b) in accordance with the recommendations of the Board of Directors on the other matters referred to on the reverse side and (c) in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting.

UNLESS VOTING ELECTRONICALLY OR BY PHONE, PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE.

2026 PROXY STATEMENT | 66